                                             REGISTRATION NO.
                                                              ------------------
--------------------------------------------------------------------------------

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ----------------------

                                      FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                                    HOMELIFE, INC.
                    (Name of small business issuer in its charter)

                                ----------------------

           NEVADA                         6531                   33-0680443
     (State or other               (Primary Standard         (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification   Identification No.)
     or organization)                Code Number)

                                ----------------------

   4100 Newport Place, Suite 730        4100 Newport Place, Suite 730
   Newport Beach, CA 92660              Newport Beach, CA 92660
   Phone:       (949) 660-1919          Phone:      (949) 660-1919
   Facsimile:   (949) 660-1910          Facsimile:  (949) 660-1910
   (Address and telephone number of     (Address of principal place of business)
   principal executive office)

                                   Kelly H. Swanson
                                1200 S. Eastern Avenue
                                 Las Vegas, NV 89104
                                Phone:  (702) 382-0005
                              Facsimile:  (702) 382-9452
              (Name, address and telephone number of agent for service)

                                ----------------------

                                      COPIES TO:
                              Lawrence W. Horwitz, Esq.
                                    Horwitz & Beam
                            Two Venture Plaza, Suite 350
                                 Irvine, CA 92618
                             Phone: (949) 453-0300
                             Facsimile: (949) 453-9416

                                ----------------------

                 Approximate Date of Proposed Sale to the Public.
      From time to time after this Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES   NUMBER OF      PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TO BE REGISTERED                    SHARES TO BE   OFFERING PRICE     AGGREGATE OFFERING  REGISTRATION
                                    REGISTERED     PER SHARE(1)      PRICE(1)(2)         FEE
-------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.001 par    10,000,000     $.53               $5,300,000          $1,563.50
value ("Common Stock")
-------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock reported on the over the counter/bulletin board within 5 business days prior to the date of filing this Registration Statement.
(2) The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    HOMELIFE, INC.

                                CROSS REFERENCE SHEET

                      Pursuant to Item 501(b) of Regulations S-B

                          Showing Location in the Prospectus
                    of Information Required by Items of Form SB-2


Form SB-2 Item Number and Caption                                    Prospectus
1.  Forepart of Registration Statement and Outside Front Cover       Facing Page of Registration Statement: Outside Front Cover
    Page of Prospectus.............................................  Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of Prospectus........  Available Information; Incorporation of Certain Documents by
                                                                     Reference; Table of Contents
3.  Summary Information; Risk Factors..............................  Prospectus Summary; Risk Factors
4.  Use of Proceeds................................................  Prospectus Summary; Use of Proceeds
5.  Determination of Offering Price................................  Outside Front Cover Page of Prospectus; Plan of Distribution
6.  Dilution.......................................................  Dilution
7.  Selling Security Holders.......................................  Not Applicable
8.  Plan of Distribution...........................................  Plan of Distribution
9.  Legal Proceedings..............................................  Litigation
10. Directors, Executive Officers, Promoters and Control Persons...  Management; Principal Stockholders
11. Security Ownership of Certain Beneficial Owners and
    Management.....................................................  Management; Principal Stockholders
12. Description of Securities to be Registered.....................  Description of Securities
13. Interests of Named Experts and Counsel.........................  Not Applicable
14. Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities.....................................  Indemnification of Directors and Officers
15. Organization Within Last Five Years............................  Prospectus Summary; Business of the Company
16. Description of Business........................................  Business of the Company
17. Management's Discussion and Analysis of Plan of Operation......  Management's Discussion and Analysis of Financial Condition
                                                                     and Results of Operations
18. Description of Property........................................  Business of the Company (Properties)
19. Certain Relationships and Related Transactions.................  Certain Transactions (Conflicts of Interest)
20. Market for Common Equity and Related Stockholder Matters.......  Risk Factors; Description of Securities
21. Executive Compensation.........................................  Management (Executive Compensation)
22. Consolidated Financial Statements..............................  Consolidated Financial Statements
23. Changes In and Disagreements With Accountants on
    Accounting and Financial Disclosure............................  Not Applicable


PROSPECTUS
                    SUBJECT TO COMPLETION, DATED October 21, 1998

                                    HOMELIFE, INC.
                          10,000,000 SHARES OF COMMON STOCK

     This Prospectus relates to 10,000,000 shares (the "Shares" or "Securities") of common stock, $.001 par value (the "Common Stock") of HomeLife, Inc., a Nevada corporation ("the Company"), which may be offered from time to time on terms to be determined at the time of offering. The Common Stock may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Shares in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include the initial public offering price. The applicable Prospectus Supplement will also contain information about any listing on a securities exchange of the Shares covered by such Prospectus Supplement.

     Additionally, 1,134,482 Shares of the 10,000,000 Shares being registered herein may be used to convert Preferred Shares of the Company ("Preferred Stock") to Common Stock of the Company pursuant to conversion rights granted to the holders of Preferred Stock of the Company (the "Preferred Shareholders"). The Company will not receive any of the proceeds from the conversion of the Convertible Preferred Stock by the Preferred Shareholders. All expenses incurred in registering the Convertible Preferred Stock are being borne by the Company, but all selling and other expenses incurred by the Preferred Shareholders will be borne by the Preferred Shareholders. See "Description of Securities -- Preferred Shares."

     The Convertible Preferred Stock has been acquired by the Preferred Shareholders from the Company in private transactions and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"), prior to their conversion hereunder. This Prospectus has been prepared in part for the purpose of registering the Common Stock into which the Convertible Preferred Stock is convertible to allow for future resales by the Preferred Shareholders to the public without restriction simultaneously with and upon the same terms and conditions as the Shares registered hereby subject to lock-up provisions by the underwriters and agreed to by the Preferred Shareholders. To the knowledge of the Company, the Preferred Shareholders have made no arrangement with any brokerage firm for the sale of the Convertible Preferred Stock.

     The Company's Common Stock is currently traded on the over the counter/bulletin board under the symbol HMLF.

     The Securities may be offered directly or through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in any accompanying Prospectus Supplement.
No Securities may be sold by the Company through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities. See "Plan of Distribution."

                               --------------------

           THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" COMMENCING ON PAGE 4.

                               --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               --------------------

                   THE DATE OF THIS PROSPECTUS IS OCTOBER 21, 1998

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE SPECIFICALLY REFERENCED, ALL REFERENCES TO DOLLAR AMOUNTS REFER TO UNITED STATES DOLLARS.

                                  THE COMPANY

     Incorporated in 1995, HomeLife, Inc., a Nevada corporation, (the "Company" or "HomeLife") is a real estate services franchisor and licensor. HomeLife utilizes both its proprietary "SuperSystem" marketing system and its business combinations and acquisitions to fuel development as a fast growing real estate services company.

     The Company maintains its corporate office in Newport Beach, California, and maintains regional offices in Troy, Michigan and Calgary, Alberta, Canada. HomeLife operates through various subsidiaries and companies servicing its franchised tradenames. Through its subsidiary, HomeLife Realty Services, Inc., the Company, services approximately 50 real estate offices in the State of California. Through Red Carpet Keim, the Company services approximately 60 real estate offices in the State of Michigan and through its tradenames, Red Carpet Real Estate Services, Network Real Estate, and National Real Estate Service,
services approximately 70 real estate offices in various states.   In addition
to the above, the Company operates both direct real estate sales and mortgage lending through its subsidiary, Builders Realty Ltd., in Calgary, Alberta, Canada and home warranties through its majority-owned subsidiary, Guardian Home Warranty.

     The Company's growth is largely attributable to business combinations and acquisitions. The Company was initially incorporated in 1995 for the purpose of combining with Management Dynamics, Inc. a publicly owned New
Jersey corporation.   In November 1995, the Company purchased HomeLife Realty
Services, Inc. and HomeLife Realty U.S. Limited Partnership (California) in exchange for common and preferred shares of the Company. In August, 1996, HomeLife Realty Services acquired the Michigan based Red Carpet Keim Group of companies. With this acquisition, the Company acquired approximately 60 real estate offices, 95% of the outstanding stock of Red Carpet Keim and 80% of the outstanding stock of Guardian Home Warranty Company all located in the state of Michigan.

     In January 1997, the Company acquired the assets of Salt Lake City based franchisor and licensor, S&S Acquisition Corp. This acquisition included the tradenames of Red Carpet Real Estate Services and National Real Estate Service, adding approximately 58 real estate offices. The Company also acquired the real estate computer technology of House by Mouse and Virtual Assistant. With this technology, the Company has been able to enhance Internet communication giving agents the capability of accessing marketing, advertising and general office materials and licensed products over the Internet. In July 1997, the Company acquired the licensing agreements and trademarks of Network Real Estate, Inc. ("Network"), its 12 Northern California offices and its "high-end" luxury division of "International Estates." This acquisition provides a platform for growth in Northern California.

     In February 1998, the Company acquired Builders Realty Ltd. ("Builders"). Builders is a two office retail real estate and mortgage loan company located in Calgary, Alberta, Canada. Builders has retained its name and operates as a wholly owned subsidiary of HomeLife.

     The Company's niche in the market is maintained through the development of its proprietary marketing system. This "SuperSystem" replaces the outdated marketing methods of cold calling or door knocking to obtain real estate listings and potential buyers. The elimination of these methods has attracted two types of franchisees, franchisees new to operating a franchise, and those who terminated other franchise agreements with competitors to become a franchisee of the Company.

     As of the date hereof, the Company had: 4,823,725 Common shares issued and outstanding, which does not include 200,000 warrants to purchase Common Shares and 140,000 options to purchase Common Shares; 10,000 Class A Preferred Shares issued and outstanding; and, 325 Class AA Preferred Shares issued and outstanding. Assuming all the Preferred Stock are converted and all shares registered hereunder are sold, the Company will have 14,823,725 shares of Common Stock outstanding after the Offering.

     For the fiscal year ending May 31, 1998, the Company had gross sales of $2,001,036. The Company's net income from operations at May 31, 1998 was $139,931. As of the quarter ending August 31, 1998, the Company had gross sales of $2,054,992. The Company's net income from operations for the quarter was $38,471. Continued revenue generation by the Company's franchisees, licensees and real estate brokerage operations, and the continued successful acquisitions of franchisors together with the implementation of the Company's marketing plan are necessary for the Company to continue generating operating revenues.

     The Company was incorporated under the laws of the State of Nevada on October 9, 1995. The address of the Company's principal executive offices is:
4100 Newport Place, Suite 730, Newport Beach, CA 92660. The Company's telephone number is (949) 660-1919.


                                     THE OFFERING

Securities Offered by
the Company.................  A total of 10,000,000 shares of Common Stock of the Company which may be offered from time to time on terms to be determined at the time of offering. The Common Stock may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus. Of these, 1,134,482 shares of Common Stock are being registered herein to permit current Preferred Shareholders to convert their Preferred Stock to Common Stock.
Offering Price
   Common Stock.............  To be determined at the time of the Offering.

Common Stock Outstanding....  4,823,725 Shares as of the date hereof, not including 200,000 warrants to purchase Common Stock and 140,000 options to purchase Common Stock; 6,298,207 shares if all of the Preferred Stock is converted to Common Stock. See "Description of Securities."

OTC/BB Symbol Common Stock..  HMLF

Use of Proceeds.............  The Company will not receive any cash proceeds as a result of this offering.

Risk Factors................  The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors."

                            SELECTED FINANCIAL DATA

     The following table presents selected historical financial data for the Company derived from the Company's Financial Statements. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Financial Statements and notes thereto of the Company, which are incorporated by reference into this Prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                               Three Months Ended                            Year Ended
                                                    August 31                                  May 31
                                             1998                1997                1998                1997
                                         --------------------------------       ---------------------------------
                                          (unaudited)         (audited)            (audited)           (audited)
STATEMENT OF OPERATIONS DATA:
Gross sales                              $ 2,054,992         $   317,981        $  2,001,036        $    981,938
Selling, general &
administrative expenses                   (2,011,569)           (339,331)         (1,990,286)         (1,144,117)
Other                                         ---                 ---                211,358             251,040
Minority interest in subsidiaries             (4,952)             ---                 (9,177)            (16,099)
Income tax provision                          ---            $    ---                (73,000)       $    (16,000)
                                         -----------         -----------        ------------        ------------
Net income                               $    38,471         $    21,350        $    139,931        $     56,762
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------
Net income per share                     $      .008         $    ---           $       .029        $       .014
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------

                                        August 31, 1998     August 31, 1997      May 31, 1998        May 31, 1997
                                        ---------------     ---------------     -------------       -------------
                                           (audited)           (audited)           (audited)          (audited)
BALANCE SHEET DATA:
Cash                                     $   313,788         $   225,554        $    223,723        $    232,403
Cash in Trust                                273,028              --                 489,014                  --
Other assets                               4,264,527           2,775,246           4,281,891           2,767,517
                                         -----------         -----------        ------------        ------------
Total Assets                             $ 4,851,343         $ 3,000,800        $  4,994,628        $  2,999,920
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------
Total liabilities                        $ 1,051,546         $   428,835        $  1,233,302        $    436,605
Stock & additional paid in
   capital                                 4,159,805           3,118,725           4,159,805           3,088,725
Accumulated deficit                         (360,008)           (546,760)           (398,479)           (525,410)
                                         -----------         -----------        ------------        ------------
Total liabilities & stockholders
   equity                                $ 4,851,343         $ 3,000,800        $  4,994,628        $  2,999,920
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------


                                     RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SECURITIES. SECURITIES MAY ONLY BE PURCHASED UPON THE TERMS, PRICE AND OTHER CONDITIONS OF THE OFFERING ARE SET FORTH IN A PROSPECTUS SUPPLEMENT.

     LIMITED OPERATING HISTORY. The Company began operations in 1995 by the acquisition of the HomeLife Realty Services, Inc. and HomeLife Realty U.S. Limited Partnership (California). The Company's success is dependent upon the successful development and marketing of its franchises, the revenues generated by its franchises and the continued expansion and acquisition of franchises and franchisors, as to which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business. These include, but are not limited to, competition, the need to develop franchise support capabilities and market expertise, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions would have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can or will continue to operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Company--Marketing" and "--Competition."

     FUTURE CAPITAL NEEDS COULD RESULT IN DILUTION TO INVESTORS; ADDITIONAL FINANCING COULD BE UNAVAILABLE OR HAVE UNFAVORABLE TERMS. The Company's future capital requirements will depend on many factors, including cash flow from operations, progress in expanding the number of franchises, the success of acquisitions and expansions, the real estate market and the Company's ability to provide services to its franchise base. Although the Company currently has no specific plans or arrangements for financing and no commitments for future financing, it may be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company anticipates that its existing capital resources will be adequate to satisfy its operating expenses and capital requirements for at least 12 months. However, such estimates may prove to be inaccurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company" and Financial Statements.

     ECONOMIC CONDITIONS AND THE REAL ESTATE MARKET. As with other businesses, the Company's results may be adversely affected by unfavorable local, regional or national economic conditions affecting disposable consumer income and the ability or willingness of consumers to purchase or sell their residential properties. There can be no assurance that consumer spending will not decline in response to economic conditions, thereby adversely affecting the Company's growth, net sales, and profitability.

     COMPETITION. The Company competes with many other established real estate franchisors. Many of these companies have greater capital, marketing and other resources than the Company. There can be no assurance that these or other entities will not develop competitive marketing methods or acquire franchises in more geographical markets. than the Company. There can be no assurance that the Company will successfully differentiate itself from its competitors or that the market will consider the Company's services to be superior to or more appealing than those of its competitors. Market entry by any significant competitor may have an adverse effect on the Company's sales and profitability. See "Business of the Company--Competition."

      DIFFICULTY OF PLANNED EXPANSION; MANAGEMENT OF GROWTH. The Company has expanded its operations rapidly, and it plans to continue to further expand its level of operations. The Company's operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion. In addition, the Company's planned expansion of operations may cause significant strain on the Company's management, technical, financial, and other resources. To manage its growth effectively, the Company must continue to improve and expand its existing resources and management information systems and must attract, train, and motivate qualified managers, employees and franchisees. There can be no assurance, however, that the Company will successfully achieve these goals. If the Company is unable to manage growth effectively, its operating results will be adversely affected.

     DEPENDENCE UPON KEY PERSONNEL. The Company's success depends, to a significant extent, upon a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on the business of the Company. The Company has not entered into employment agreements with its key officers. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining such personnel. The Company has "key person" life insurance on its President, Andrew Cimerman, only. The Company does not have "key person" life insurance on any other of its key employees. See "Management."

     POTENTIAL CONFLICTS OF INTEREST BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, AND SHAREHOLDERS. Mr. Andrew Cimerman, President and Director of the Company, currently operates Realty World America, Inc. Realty World America, Inc. is a real estate services franchise and licensing company. While Mr. Cimerman does not believe such operations will present a conflict of interest, this relationship could result in a conflict of interest for the Company. Mr. Cimerman also owns and operates Jerome's Magic World, Inc., which has a licensing arrangement with the Company. This arrangement provides the Company with the right to use its characters in its business at no cost to the Company. In addition to the above, the Company's officers and directors are or may become, in their individual capacities, officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses which may in the future have various transactions with the Company. Thus, potential conflicts of interest exist, including among other things, conflicts with respect to the time, effort, and corporate opportunities involved in participation with such other business entities and transactions. Each officer and director of the Company may engage in business opportunities outside the Company. An officer or director may continue any business activity in which such officer or director engaged prior to joining the Company. The officers and directors of the Company are aware of the fact that they owe a fiduciary duty to the Company not to withhold any corporate opportunity from the Company which may arise because of their association with the Company. See "Certain Transactions -- Conflicts of Interest," and "Principal Shareholders."

     LACK OF DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company has paid dividends to the Class AA Preferred Shareholders in the amount of $4,550 paid through August 31, 1998. Other than the requirement to pay the Class AA Preferred Shareholders, the Company currently intends to retain future earnings, if any, to fund the development and growth of its business.
See "Dividend Policy."

     DILUTION. Purchasers of shares of Common Stock in the an Offering of these shares will experience immediate dilution from the initial public offering price. The shares being registered hereunder will represent, upon completion of the offering of all the shares registered hereunder, 67.58% of the total shares of Common Stock outstanding. See "Dilution."

     POSSIBLE VOLATILITY OF SHARE PRICE. The offering price of the Securities may be determined by negotiations between the Company and the underwriter used in an offering and may not necessarily be related to the Company's existing market price, asset value, net worth, or other established criteria of value. Additionally, potential investors should be aware that the securities of the Company may have been sold at a substantial discount to the public offering price.

     RISKS RELATING TO LOW-PRICE STOCKS. The Company's Common Stock is currently traded on the Over-the-Counter Bulletin Board ("OTC/BB"). As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to, the market value of the Company's securities as compared to securities which are traded on the Nasdaq trading market or on an exchange. In addition, trading in the Securities would be covered by Rules 15g-1 through 15g-100 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities must satisfy burdensome sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, the requirement that a broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the purchasers of this Offering to sell their securities in the secondary market.

     REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION. The Common Stock to be offered from time to time hereunder must be qualified for sale or exempt therefrom under applicable state securities laws. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required: (i) any time after nine months subsequent to the effective date when any information contained in the prospectus is over sixteen months old; (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine months following the date of this Prospectus, assuming a post-effective amendment is
not filed by the Company.   The Company will be prevented from issuing shares
of Common Stock until such time as it files a Prospectus Supplement setting forth the price and other terms of the Offerings.


                                     SAFE HARBOR

     This Prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act. Such statements appear in a number of places in this Prospectus and include statements regarding the intent, belief, or current expectations of the Company, its directors, or its executive officers with respect to, among other things:
(i) trends affecting the Company's financial condition or results of operations;
(ii) the Company's business and growth strategies; and (iii) the use of the proceeds to the Company of this Offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors that could cause such differences are identified under "Risk Factors" above.

                                     DILUTION

     Dilution is the difference between the public offering price per share for the Common Stock offered herein, and the net tangible book value per share of the Common Stock immediately after its purchase. The Company's net tangible book value per share is calculated by subtracting the Company's total liabilities from its total assets less any intangible assets, and then dividing by the number of shares then outstanding.

     Assuming all the Preferred Shares are converted and all shares registered hereunder are sold, the Company will have 14,823,725 shares outstanding. The post offering pro forma net tangible book value of the Company, cannot be determined without determining the net proceeds from the
Offering.   However, there is a likelihood that the proceeds raised may result in dilution to investors in the Offerings of the Shares registered herein. Net tangible book value per share may increase to the benefit of present shareholders.

                                USE OF PROCEEDS

     The Company will not immediately receive any cash proceeds as a result of this Offering. Any proceeds and the use of such proceeds to be raised from time to time will be the subject of a Prospectus Supplement. However, the Company anticipates that it will continue to use proceeds from any offering for the development and training of its real estate brokers, marketing to new realty offices in an effort to have them become franchisees of the Company, expanding the services available to the public from the Company, and acquiring other real estate franchisors.

     The allocation of net proceeds which will be set forth in any Prospectus Supplement will be estimates based upon the Company's plans and upon certain assumptions regarding the progress of development of its business, the real estate market, changing competitive conditions, the ongoing evaluation and determination of the commercial potential of the Company's services and the Company's ability to enter into agreements to acquire or merge with other companies. If any of these factors change, the Company may reallocate some of the net proceeds amongst various categories of use. The Company believes that current resources will be sufficient to fund working capital and capital requirements for at least 12 months from the date of this Prospectus.

                                   DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Class AA Preferred Shares are entitled to receive dividends accruing at the rate of eight percent per year on each share from the date of issuance through the date of conversion (the "Coupon Dividends"). These Coupon Dividends are payable quarterly. Any Coupon Dividend on the Class AA Preferred Shares which has accrued but which, for any reason whatsoever, has not been declared or has been declared but has not been timely paid, shall be deemed in arrears and shall accumulate until paid. The Company has paid $4,550.00 in Coupon Dividends as of the date of this Prospectus. Other than the requirements of the Class AA Preferred Shares, the Company currently intends to retain future earnings, if any, to fund the development and growth of its business.

                                    CAPITALIZATION

     The following table sets forth the capitalization of the Company as of August 31, 1998.


                                           August 31, 1998
                                           ---------------
                                             (unaudited)
DEBT:

     Accounts Payable                         $146,753
     Notes Payable                              15,208
     Loan payable, stockholder                 323,084
     Accrued expenses                          107,084
     Reserve for warranties                     50,600
     Dividends Payable                           9,780
     Income Tax Payable                         85,177
     Trust Liability                           273,028
     Minority Interest                          40,832
                                            ----------

     Total debt:                            $1,051,546
                                            ----------
                                            ----------
STOCKHOLDERS' EQUITY:

Common Stock, $.001 par value
     10,000,000 shares authorized
     4,823,725 shares issued and
     outstanding                                $4,824
Class A Convertible Preferred Stock,
$100 par value
     6% non-cumulative
     100,000 shares authorized
     10,000 issued and outstanding           1,000,000
Class AA Convertible Preferred Stock,
$500 par value
     8% cumulative
     2,000 shares authorized
     325 issued and outstanding                162,500
Additional paid-in capital                   2,992,481
Accumulated deficit                           (360,008)
                                            ----------
           Total stockholders' equity:      $3,799,797
                                            ----------
                                            ----------


                               SELECTED FINANCIAL DATA


     The following selected financial data is qualified by reference to, and should be read in conjunction with, the Financial Statements, related Notes to Financial Statements and Report of Independent Public Accountants, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. The following tables summarize certain selected financial data of the Company for the year ended May 31, 1998 (audited), and the year ended May 31, 1997 (audited) and for the three months ended August 31, 1998 (unaudited) and August 31, 1997 (audited). The data has been derived from Financial Statements included elsewhere in this Prospectus that were audited by Biller, Firth-Smith and Archibald, Certified Public Accountants. No dividends have been paid on Common Stock for any of the periods presented.


                                               Three Months Ended                         Year Ended
                                                   August 31                                May 31
                                            1998               1997                 1998                1997
                                         -------------------------------         --------------------------------
                                         (unaudited)         (audited)            (audited)           (audited)
 STATEMENT OF OPERATIONS
     DATA:
 Gross sales                             $ 2,054,992         $  317,981          $ 2,001,036         $   981,938
 Selling, General & administrative        (2,011,569)          (339,331)          (1,990,286)         (1,144,117)
 expenses
 Other                                           ---                ---              211,358             251,040
 Minority interest in subsidiaries            (4,952)               ---               (9,177)            (16,099)
 Income tax provision                            ---         $      ---              (73,000)        $   (16,000)
                                         -----------         -----------        ------------        ------------
 Net income                              $    38,471         $   21,350          $   139,931         $    56,762
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------
 Net income per share                    $      .008         $      ---          $      .029         $      .014
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------

                                      August 31, 1998     August 31, 1997        May 31, 1998        May 31, 1997
                                      ---------------     ---------------        ------------        ------------
                                         (audited)           (audited)            (audited)            (audited)
 BALANCE SHEET DATA:
 Cash                                    $   313,788         $  225,554          $    223,723        $   232,403
 Cash in Trust                               273,028                --                489,014                --
 Other assets                              4,264,527          2,775,246             4,281,891          2,767,517
                                         -----------         -----------        ------------        ------------
 Total Assets                            $ 4,851,343         $3,000,800          $  4,994,628        $ 2,999,920
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------

 Total liabilities                       $ 1,051,546         $  428,835          $  1,233,302        $   436,605
 Stock & additional paid in                4,159,805          3,118,725             4,159,805          3,088,725
     capital
 Accumulated deficit                        (360,008)          (546,760)             (398,479)          (525,410)
                                         -----------         -----------        ------------        ------------
 Total liabilities & stockholders
     equity                              $ 4,851,343         $3,000,800          $  4,994,628        $ 2,999,920
                                         -----------         -----------        ------------        ------------
                                         -----------         -----------        ------------        ------------

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was incorporated in Nevada on October 9, 1995 to acquire Management Dynamics, Inc., a publicly owned New Jersey corporation. In November, 1995, the Company concluded the purchase of HomeLife Reality Services, Inc. and HomeLife Realty U.S. Limited Partnership (California) launching its real estate services business.

     The Company has experienced significant growth primarily through its acquisitions of and combinations with various other companies. This includes the acquisition in August 1996 of the Keim Group of Companies and Guardian Home Warranty Company (Michigan) adding 60 real estate offices and a home warranty company in Michigan. In 1997, the Company purchased the assets of S&S Acquisition Corp. providing the Company with Red Carpet Real Estate Services and National Real Estate Service adding 58 real estate offices. The acquisition of the real estate computer technology of House by Mouse and Virtual Assistant provided the Company with the ability to enhance its Internet communication services to its franchises. In July 1997, the Company acquired the licensing agreements, trademarks and franchise offices of Network Real Estate, Inc. This acquisition provided the Company with an additional 12 offices in Northern California and access to the "high-end" luxury division of "International Estates". In February 1998, the Company acquired Builders Realty Ltd. providing access to the Alberta, Canada market in both retail real estate and mortgage loans. Management believes the growth fueled by these acquisitions and combinations will continue to fuel growth in the remainder of 1998 and in 1999. However, certain key factors that are necessary in maintaining and exceeding the current growth rates are as follows:

     -   Acquiring national recognition by acquiring regional franchises;
     -   Targeting high achieving-high market share regional brokerage houses;
     -   Continually updating its marketing techniques; and
     -   Improving services available to its franchises


RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, selected financial information for the Company:



                                                     Three Months Ended                         Year Ended
                                                          August 31                               May 31
                                                    1998             1997                1998              1997
                                                ----------------------------        --------------------------------
                                                  (audited)        (audited)           (audited)         (audited)
STATEMENT OF OPERATIONS DATA:
Gross sales                                     $ 2,054,992      $  317,981         $  2,001,036       $   981,938
Selling, general & administrative
expenses                                         (2,011,569)       (339,331)          (1,990,286)       (1,144,117)
Other                                                  ---            ---                211,358           251,040
Minority interest in subsidiaries                    (4,952)          ---                 (9,177)          (16,099)
Income tax provision                                   ---       $    ---                (73,000)          (16,000)
                                                -----------      ----------         ------------       -----------
Net income                                      $    38,471      $   21,350         $    139,931       $    56,762
                                                -----------      ----------         ------------       -----------
                                                -----------      ----------         ------------       -----------
Net income per share                            $      .008      $    ---           $       .029       $      .014
                                                -----------      ----------         ------------       -----------
                                                -----------      ----------         ------------       -----------


                                                  August 31, 1998      August 31, 1998       May 31, 1998        May 31, 1997
                                                  ---------------      ---------------       ------------        ------------
                                                    (audited)             (audited)           (audited)            (audited)
 BALANCE SHEET DATA:
 Cash                                             $  313,788            $  225,554           $  223,723           $  232,403
 Cash in Trust                                       273,028                    --              489,014                   --
 Other assets                                      4,264,527             2,775,246            4,281,891            2,767,517
                                                   ---------            ----------           ----------            ---------
 Total Assets                                     $4,851,343            $3,000,800           $4,994,628           $2,999,920
                                                   ---------            ----------           ----------            ---------
                                                   ---------            ----------           ----------            ---------

 Total liabilities                                $1,051,546            $  428,835           $1,233,302           $  436,605
 Stock & additional paid in capital                4,159,805             3,118,725            4,159,805            3,088,725
 Accumulated deficit                                (360,008)             (546,760)            (398,479)            (525,410)
                                                   ---------            ----------           ----------            ---------
 Total liabilities & stockholders
     equity                                       $4,851,343            $3,000,800           $4,994,628           $2,999,920
                                                   ---------            ----------           ----------            ---------
                                                   ---------            ----------           ----------            ---------



     THREE MONTHS ENDED AUGUST 31, 1998 (UNAUDITED) AS COMPARED TO THE THREE MONTHS ENDED AUGUST 31, 1997 (AUDITED).

     REVENUES. The Company generated gross sales of $2,054,992 for the three months ended August 31, 1998 compared to gross sales of $317,981 for the three months ended August 31, 1997. The significant increase in revenues of $1,737,011 was primarily the result of Builders.

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the three months ended August 31, 1998 were $2,011,569 compared to $339,331 for the three months ended August 31, 1997. The increase of $1,672,238 for the three months ended August 31, 1998 was primarily a result of Builders.

     INTEREST INCOME. Interest income for the three months ended August 31, 1998 was $10,314 compared to $54 for the three months ended August 31, 1997. The increase of $10,260 is interest income attributable to Builders.

     NET INCOME. Net income for the three months ended August 31, 1998 was $38,471 compared to a net loss of $21,350 for the three months ended August 31, 1997. The increase in the net income of $59,821 for the three months ended August 31, 1998 was a result of Builders.

     YEAR ENDED MAY 31, 1998 (AUDITED) COMPARED TO THE YEAR ENDED MAY 31, 1997 (AUDITED).

     REVENUES. The Company generated gross sales of $2,001,036 for the year ended May 31, 1998 compared to gross sales of $981,938 for the year ended May 31, 1997. The significant increase in revenues of $1,019,098 was primarily the result of the acquisition of Builders.

     GENERAL, AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the year ended May 31, 1998 were $1,990,286 compared to $1,144,177 for the year ended May 31, 1997. The increase of $846,109 for the year ended May 31, 1998 was primarily a result of the acquisition of Builders.

     GAIN ON SALE OF INVESTMENTS. Gain on the sale of investments for the year ended May 31, 1998 was zero compared to $180,000 for the year ended May 31, 1997. In 1997, the Company sold its shareholdings of HOA Property Management Company for a gain of $180,000.

     SALE OF FRANCHISES. The income from the sale of franchises for the year ending May 31, 1998 was $200,000 compared to zero for May 31, 1997. This difference of $200,000 is due to the sale of a Master Franchise to a German investment company.

     FORGIVENESS OF DEBT. The income from debt forgiveness for the year ending May 31, 1998 was zero compared to $69,375 for May 31, 1997. This difference is due to the forgiveness of debt by Keim Group Ltd. shareholders as a condition of the acquisition of Keim Group Ltd. by the Company.

     INTEREST INCOME. Interest income for the year ended May 31, 1998 was $14,362 compared to $5,645 for the year ended May 31, 1997. The increase of $8,717 is interest income attributable to Builders.

     NET INCOME. Net income for the year ended May 31, 1998 was $139,931 compared to a net income of $56,762 for the year ended May 31, 1997. The increase in the net income of $83,169 for the year ended May 31, 1998 was a result of the acquisition of Builders.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has primarily funded its capital requirements through equity infusions, officer loans and the results of operations.

     The acquisition of franchises has provided the Company with an income stream and the Company believes that the Shares to be registered herein, and to be offered from time to time pursuant to the terms of a Prospectus Supplement, can be utilized as a source of financing goals of the Company.

                               BUSINESS OF THE COMPANY

GENERAL

     Incorporated in 1995, HomeLife, Inc., a Nevada corporation, (the "Company" or "HomeLife") is a real estate services franchisor. HomeLife utilizes both its proprietary "SuperSystem" marketing system and its business combinations and acquisitions to fuel development as a fast growing real estate services company.

     The Company maintains its corporate office in Newport Beach, California, and maintains regional offices in Troy, Michigan and Calgary, Alberta, Canada. HomeLife operates through various subsidiaries and companies servicing its franchised tradenames. Through its subsidiary, HomeLife Realty Services, Inc., the Company, services approximately 50 real estate offices in the State of California. Through Red Carpet Keim, the Company services approximately 60 real estate offices in the State of Michigan and through its tradenames, Red Carpet Real Estate Services, Network Real Estate and National Real Estate Service, services approximately 70 real estate offices in various
states.   In addition to the above, the Company operates both direct real estate sales and mortgage lending through its subsidiary, Builders Realty Ltd. ("Builders"), in Calgary, Alberta, Canada and home warranties through its majority-owned subsidiary, Guardian Home Warranty.

     The Company's growth is largely attributable to business combinations and acquisitions. The Company was initially incorporated in 1995 for the purpose of combining with Management Dynamics, Inc. a publicly owned New
Jersey corporation.   In November 1995, the Company purchased HomeLife Realty
Services, Inc. and HomeLife Realty U.S. Limited Partnership (California) in exchange for common and preferred shares of the Company. In August 1996, HomeLife Realty Services acquired the Michigan based Red Carpet Keim Group of companies. With this acquisition, the Company acquired approximately 60 franchise offices, 95% of the outstanding stock of Red Carpet Keim, and 80% of the outstanding stock of Guardian Home Warranty Company all located in the state of Michigan.

     In November 1996, the Company incorporated FamilyLife Realty Services, Inc. in Michigan for the purpose of purchasing the assets of S&S Acquisition Corp. and to function as a franchisor for the Red Carpet and National Real Estate Service tradenames which S&S Acquisition Corp owned. FamilyLife Realty Services, Inc. became a wholly owned subsidiary of the Company.

     In January 1997, the FamilyLife Realty Services, Inc. acquired the assets of Salt Lake City based franchisor, S&S Acquisition Corp. This acquisition included the tradenames "Red Carpet" and "National Real Estate Services", and the licensing agreements of Red Carpet Real Estate Services and National Real Estate Service, adding approximately 58 real estate offices. The Company also acquired the real estate computer technology of House by Mouse and Virtual Assistant. With this technology, the Company has been able to enhance Internet communication giving agents the capability of accessing marketing, advertising and general office materials and licensed products over the Internet. In July 1997, acquired the licensing agreements and trademarks of Network Real Estate, Inc., its 12 Northern California offices and its "high-end" luxury division of "International Estates," a Network Real Estate, Inc. trade name. This acquisition provides a platform for growth in Northern California.

     In November 1997, the Company incorporated MaxAmerica Financial Services, Inc. MaxAmerica Financial Services, Inc. will provide mortgage
financing services to the Company's real estate customers.   MaxAmerica
Financial Services will act as a mortgage brokerage while funding and processing the loans through Mortgage Capital Resource. MaxAmerica Financial Services, Inc. has a Loan Purchase Agreement with Mortgage Capital Resource wherein Mortgage Capital Resource agrees to process and fund loans for MaxAmerica Financial Services, Inc.

     In February 1998, the Company acquired Builders. Builders is a two office retail real estate and mortgage loan company located in Calgary, Alberta, Canada. Builders has retained its name and operates as a wholly owned subsidiary of HomeLife, Inc.

     In April 1998, the Company incorporated National Sellers Network, Inc., as a Nevada corporation, to function as a real estate licensing company for the National Real Estate Service trade name. National Sellers Network, Inc. is a wholly owned subsidiary of the Company. Also in April 1998, the Company incorporated Red Carpet Broker Network, Inc., as a Nevada corporation, to function as a real estate licensing company for the Red Carpet Real Estate Services trade name. Red Carpet Real Estate Services, Inc. is also a wholly owned subsidiary of the Company.

     Finally, in August 1998, the Company incorporated HomeLife Properties, Inc. as a Nevada corporation to function as a buyer and seller of real property.





                 THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     The following is an organizational chart of the Company's subsidiaries:


                                            HomeLife, Inc. (Nevada)
                                            November, 1995
                                                   |
                                                   |
                                                   |
HomeLife Realty Services, Inc. (Delaware)----------|
May 1996                                           |
                                                   |
                                                   |----------Red Carpet Keim (Michigan)
                                                   |          August 1996
                                                   |----------Guardian Home Warranty Company(Michigan)
                                                   |          August 1996
                                                   |
FamilyLife Realty Services, Inc. (Michigan)--------|
November 1996                                      |
                                                   |
                                                   |----------MaxAmerica Financial Services, Inc.(California)
                                                   |          October 1997
                                                   |----------HomeLife California Realty, Inc.(California)
                                                   |          October 1997
                                                   |
Builders Realty Ltd. (Canada)----------------------|
February 1998                                      |
                                                   |
                                                   |----------National Sellers Network, Inc.(Nevada)
                                                   |          April 1998
                                                   |----------Red Carpet Broker Network, Inc.(Nevada)
                                                   |          April 1998
                                                   |
HomeLife Properties, Inc. (Nevada)-----------------|
August 1998


     The Company's niche in the market is maintained through the development of its proprietary marketing system. This community based marketing system, called the "SuperSystem" replaces the outdated marketing methods of cold calling and door knocking to obtain real estate listings and potential buyers. The elimination of these methods has attracted two types of franchisees, franchisees new to operating a franchise and those who terminated other franchise agreements with the Company's competitors to become a franchisee of the Company.

     As of the date hereof, the Company had: 4,823,725 Common Shares; 200,000 warrants to purchase Common Stock; 140,000 options to purchase Common Stock, 10,000 Class A Preferred Shares; and, 325 Class AA Preferred Shares issued and outstanding. Assuming all the Preferred Shares are converted and all shares registered hereunder are sold, the Company will have 14,823,725 shares of Common Stock outstanding after the Offering.

     As of May 31, 1998, the Company had gross sales of $2,001,036. The Company's net income from operations at May 31, 1998 was $139,931. As of the quarter ending August 31, 1998, the Company had a total sale income of $2,054,992. The Company's net income from operations for the quarter was $38,471. Continued revenue generations by the Company's franchisees, and the continued successful acquisitions of franchisors together with the implementation of the Company's marketing plan are necessary for the Company to continue generating substantial operating revenues.

     The Company was incorporated under the laws of the State of Nevada on October 9, 1995.

OVERVIEW OF THE COMPANY'S MARKETS

     Management believes that the real estate market is growing rapidly. HomeLife's target market includes (a) franchise operations with 5 to 50 offices, (b) realtors who are financially weak and lack a good marketing system, and (c) realtors without strong name brand recognition.

     HomeLife's customer generating, community based marketing system "SuperSystem" eliminates the outdated marketing methods of cold-calling and door knocking used by traditional realtors. This combination of marketing system, computer technology, real estate services and training provides the Company's agents with thousands of customer leads.

     In addition to this proprietary system, the acquisition by the Company of companies with both recognizable tradenames, such as Red Carpet, and existing franchise locations has enabled the Company to gain immediate market recognition. This strategy, in management's view, will increase the Company's market share.

COMPETITION

     The Company faces competition from numerous companies, some of which are more established, benefit from greater market recognition, have greater financial and marketing resources, and a broader geographical base than the Company. The Company's products compete on the basis of certain factors, including most importantly, the ability to generate leads without cold-calling and door knocking.

     The real estate franchise industry is large and composed of many other companies. Companies such as Century 21, Prudential, Coldwell Banker, Better Homes and Gardens, ERA, and RE/Max, provide similar services as the Company, Such competition may diminish the Company's market share or its ability to gain entry into certain markets, and may consequently have a material adverse effect on the Company.

COMPETITIVE ADVANTAGES

     Management of the Company believes that the Company has the following advantages over its competition:

-    A unique lead generating system provided to its franchisees.

- Lower cost of the Company's products to franchisees and the increased benefit realized from the placement of its advertising dollars.

- Consistent use and acquisition of new technology to provide its services to its franchisees.

EMPLOYEES

     As of the date of this Prospectus, the Company employs 16 full-time employees. The Company hires independent contractors on an "as needed" basis only. The Company has no collective bargaining agreements with its employees. The Company believes that its employee relationships are satisfactory. The Company has approximately 180 franchise offices with an estimated 2,600 agents. The Company plans on hiring additional staff in the immediate future and in the long term, as needed, based on its growth rate.

PROPERTIES

     The Company leases a 2,630  square foot office in Newport Beach,
California.  The lease term expires in June, 2001.    The Company also is
obligated on leases for its other premises located in Troy, Michigan, which expires in December, 1998, and for two Builders Realty offices located in Calgary, Alberta, Canada. The Builders leases expire in October, 2001 and August, 2002. Annual lease payments exclusive of property taxes and insurance for all locations through 2002 is $433,494.

     The Company owns more than 40 copyrights on unique marketing concepts which include printed materials for buying and selling property, and point of sale and sales follow up techniques. Further, the Company has exclusive rights, granted by Jerome's Magic World, Inc. at no cost to the Company, to use its exclusively developed animated characters for its real estate service business. These characters include Jerome the Gnome, Crok 'N Roll, The Waz, King D Lish and Rock Head.

LITIGATION

     The Company is currently involved in three lawsuits.

     The first lawsuit entitled National Real Estate Service of Illinois, Inc. v. HomeLife, Inc., FamilyLife Realty Services, National Real Estate Service, Realty World America, Inc. and Andrew Cimerman was filed in the Illinois state court on April 24, 1998 (the "Illinois Action"). In this action, the plaintiff, National Real Estate Service of Illinois, Inc. alleges that the defendants breached the master franchise agreement by failing to provide the services to the franchisees as required therein. In this action, the plaintiffs request an award of actual damages of $3,000,000 and punitive damages of $10,000,000.

     Prior to the suit being served on the defendants, FamilyLife Realty Services filed a suit in the United States District Court, Central District of California, Southern Division, Case No. SACV 98-398 GLT (EEX), entitled FamilyLife Realty Services, Inc. v. National Real Estate Service of Illinois, Inc. formerly known as Red Carpet Corporation of Illinois (the "California Action"). This lawsuit alleges that National Real Estate Service of Illinois, Inc. breached the master franchise agreement by failing to open and operate 120 real estate offices in its region resulting in a loss of revenue to FamilyLife Realty Services of $540,000.00.

     The defendants in the Illinois Action transferred the case to the United States District Court in Illinois and are currently seeking to have the case transferred to the United States District Court, Central District, Southern Division. The motion to transfer has been fully briefed and is awaiting a decision by the Illinois judge. If the case is transferred it is anticipated that the California Action and the Illinois Action with be consolidated. The Company intends to vigorously defend the Illinois Action and vigorously pursue the California Action. The Company adamantly denies the allegations contained in the Illinois Action. The ultimate resolution of this matter is not ascertainable at this time. In management's opinion, this matter will not have a material effect on the financial position of the Company.

     The second lawsuit is a trademark infringement action filed by Guardian Life Insurance Company v. Guardian Home Warranty in Michigan. The Plaintiff alleges that Guardian Home Warranty is infringing on its rights to use the name "Guardian." The Company does not believe that the Plaintiff has exclusive rights to use the "Guardian" name. The Company intends to vigorously defend this action. The ultimate resolution of this matter is not ascertainable at this time. In management's opinion, this matter will not have a material effect on the financial position of the Company.

     The final action is entitled Bivans v. Coldwell Banker Prestige Realty, Inc., et. al and was commenced on April 16, 1998 in Michigan. The plaintiff alleges discrimination by a franchisee, Coldwell Banker Prestige Realty. The facts of the case arose prior to the acquisition by the Company of Red Carpet Keim, and the defendant, Coldwell Banker Prestige Realty, ceased to be a Red Carpet Keim franchisee prior to the acquisition of Red Carpet Keim by the
Company.   The Company believes Red Carpet Keim has been named erroneously, but has not yet secured a dismissal. The Company has been assured by plaintiff's counsel that it does not intend to pursue the action against the Company.

However, should the plaintiff pursue remedies against the Company, the Company plans to secure a dismissal and failing that to defend this action vigorously. Management does not believe that this action will have a material impact on the financial position of the Company.

     Management of the Company believes that there are no other litigation matters pending or threatened against the Company.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     The directors and officers of the Company as of the date of this Prospectus are as follows:



NAME                        AGE         POSITION
----                        ---         --------
Andrew Cimerman             50          President and Director

Robert L. Cashman           66          Secretary, Treasurer and Director

Terry A. Lyles, Ph.D.       39          Director

F. Bryson Farrill           70          Director

Gabrielle Jeans             47          Vice President

Charles Goodson             43          Vice President


     The number of directors is set at a minimum of 1 and a maximum of 5.
The Board of Directors presently consists of 4 directors. Each of the Company's directors hold office until their respective successors are elected at the next annual meeting of shareholders. Vacancies in the Board of Directors are filled by a majority vote of the remaining directors or by a shareholder vote called expressly for such purpose.

ANDREW CIMERMAN, 50, PRESIDENT AND DIRECTOR, has held the positions of Director and President since April 1996. For 7 years prior thereto, he was the founder and majority shareholder of HomeLife Securities, Inc. and its wholly owned subsidiary HomeLife Realty Services, Inc. Mr. Cimerman is the founder, President and majority shareholder of: Simcoe Fox Developments, Ltd., a private development company located in Toronto, Ontario, Canada; HomeLife Cimerman Real Estate Ltd., a Toronto based real estate company; Jerome's Magic World, Inc., the owner of certain animated characters; and, majority shareholder and President of Realty World America, Inc. Mr. Cimerman brings over 29 years of real estate service experience to the Company, and is a strong and committed leader focused on the growth and success of the Company.

ROBERT L. CASHMAN, 66, SECRETARY, TREASURER AND DIRECTOR, has been with the Company since its inception in October 1995. Mr. Cashman has acted as the President and majority owner of The Charleston Group, a business consulting and investment banking firm since January 1, 1993. Mr. Cashman has acted as the Chairman of the Orange County, California, Airport Commission, operators of John Wayne Airport since March 1, 1998. He earned a B.S. degree in Business Administration from the University of California, Los Angeles.

TERRY A. LYLES, PH.D, 39, DIRECTOR joined the Company as a director in August 1997. Dr. Lyles is a national and international speaker and trainer to professional athletes, Fortune 500 Companies, schools, universities and public audiences. Dr. Lyles' program is to reach people around the world with the message of "balance and excellence." For the past 15 years, Dr. Lyles has traveled across the United States and around the world conveying this profound message of "Life Accountability" and "A Better You." Dr. Lyles' has conducted a weekly radio program "A Better You" since May 1, 1994, which is currently heard by over 1 million people in 65 nations. Dr. Lyles holds a Ph.D degree in Psychology from Wayne State University in Detroit, Michigan.

F. BRYSON FARRILL, 70, DIRECTOR joined the Company as a director in February 1997. Mr. Farrill has been in the securities industry for the past 32 years. Mr. Farrill has held various senior positions, including that of President and

Chairman of McLeod, Young, Weir International, an investment dealer in Toronto, Canada. He was also the Chairman of Scotia McLeod (USA) Inc. for eleven years. Mr. Farrill's broad experience is not only utilized in the United States and Canada but has served to direct the expansion of McLeod, Young, Weir Ltd. into Europe and Asia through an extensive network of branch offices.

GABRIELLE JEANS, 47, VICE PRESIDENT, has been employed by the Company, or its subsidiary companies since August 1992. She has been employed by the subsidiary, HomeLife Realty Services, Inc. as Director of Sales and training.
 She brings over 22 years of experience in the realty industry to the Company including the invaluable experience of owning and managing her own real estate brokerage firm with over 100 agents.

CHARLES GOODSON, 43, VICE PRESIDENT has been employed by the Company, or its subsidiary companies since March 1992. Mr. Goodson had 15 years of commercial banking experience prior to joining HomeLife Realty Services. He is a licensed realtor. Mr. Goodson earned his B.S. degree in Business Administration from California State University, Northridge.

EXECUTIVE COMPENSATION

     The following officers of the Company receive the following annual cash salaries and other compensation:

                              SUMMARY COMPENSATION TABLE


--------------------------------------------------------------------------------------------------
     Name and Principal Position          Year     Annual     Bonus             Awards
                                                   Salary              ---------------------------
                                                                       Restricted     Securities
                                                                       Stock Awards   Underlying
                                                                                      Options (1)
--------------------------------------------------------------------------------------------------
 Andrew Cimerman, President               1998      $-0-       $-0-         -0-            -0-
--------------------------------------------------------------------------------------------------
 Robert Cashman, Secretary, Treasurer     1998      $-0-       $-0-         -0-            -0-
--------------------------------------------------------------------------------------------------
 Gabrielle Jeans, Vice President          1998     $72,000     $-0-         -0-          30,000
--------------------------------------------------------------------------------------------------
 Charles Goodson, Vice President          1998     $72,000     $-0-         -0-            -0-
--------------------------------------------------------------------------------------------------
 All Officers as a Group (4 persons)      1998    $144,000     $-0-         -0-          30,000
--------------------------------------------------------------------------------------------------

---------------------------------

(1) Ms. Jeans has an option to purchase 30,000 shares of the Company's common stock. These options are fully vested and may be exercised at the price of $5.00 per share.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         EMPLOYMENT AND RELATED AGREEMENTS

STOCK OPTIONS

     While the Company has not enacted a formal stock option plan for its directors and senior executives, the Company has granted certain directors and officers options to purchase Common Stock of the Company. Board of Directors members, Mr. F. Bryson Farrill and Dr. Terry Lyles, were granted options to purchase 50,000 shares of Common Stock of the Company each. The exercise price of the option is $3.00 per share. These options are fully vested and exercisable. Vice President, Gabrielle Jeans, has been granted an option to purchase 30,000 shares of Common Stock at the exercise price of $5.00 per share. Ms. Jeans' options are also fully vested and exercisable.

     Former director, Edmond Lani, was granted, on July 10, 1996, a three year option to purchase 10,000 shares of the Company's Common Stock at the option price of $1.00 per share. Although Mr. Lani is no longer a director of the Company, his option will not expire according to terms until July 9, 1999.

EMPLOYMENT AGREEMENTS

     The Company does not currently have employment agreements with its employees. The Company does require its franchisees to enter into a franchise agreement with the Company.

                                 CERTAIN TRANSACTIONS

     The President and majority shareholder of the Company, Andrew Cimerman is the sole shareholder and President of Realty World America, Inc. Realty World America, Inc. is a real estate services company providing services to franchises. Mr. Cimerman, concurrently with the operations of the Company, continues to operate Realty World America, Inc. Any transactions undertaken by Mr. Cimerman on behalf of Realty World America, Inc. which may constitute a corporate opportunity are first presented to the Company's board of directors for approval by a disinterested majority.

     Mr. Cimerman is also the sole shareholder of Jerome's Magic World, Inc. the owner of certain characters licensed to the Company. The license of these characters to the Company is for an indefinite term and at no cost to the Company.

CONFLICTS OF INTEREST

     Other than as described herein, the Company is not expected to have significant dealings with affiliates. However, if there are such dealings, the terms of such transactions will be no less favorable to the Company than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

     A director of the Company owes fiduciary duties to the Company which may conflict with other interests. The Company has not entered into any noncompete, confidentiality, or similar agreements with its directors. The fiduciary duties that directors owe to a Company include the duty not to withhold from the Company, or appropriate, any corporate opportunity which the Company may be able to exploit, the duty not to use for their personal benefit or the benefit of any other individual or entity any information not generally known which they acquire through their association with the Company, and in short, the duty to deal fairly with the Company. The Company's current directors intend to submit to the Company any potential business they become aware of which may constitute a corporate opportunity to the Company.

     The Company's officers and directors are or may become, in their individual capacities, officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses which may in the future have various transactions with the Company. Thus, potential conflicts of interest exist, including among other things, conflicts with respect to the time, effort, and corporate opportunities involved in participation with such other business entities and transactions. Each officer and director of the Company may engage in business opportunities outside the Company. An officer or director may continue any business activity in which such officer or director engaged prior to joining the Company. As mentioned above, the officers and directors of the Company are aware of the fact that they owe a fiduciary duty to the Company not to withhold any corporate opportunity from the Company which may arise because of their association with the Company. The Company's policy is that all transactions between the Company and any affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of the date hereof (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each officer of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, the address for each stockholder is 4100 Newport Place, Suite 730, Newport Beach, CA 92660

----------------------------------------------------------------------------------------
                                                  PERCENTAGE BENEFICIALLY OWNED(1)
                                                ----------------------------------------
                                                               AFTER THE
                                                               CONVERSION OF    AFTER THE
                                  NUMBER OF       BEFORE       PREFERRED        MAXIMUM
               NAME               SHARES          OFFERING     SHARES ONLY      OFFERING(2)
-------------------------------------------------------------------------------------------
 Andrew Cimerman                  3,500,000 (3)   51.83% (3)   55.6%(3)         23.61%
-------------------------------------------------------------------------------------------
 Robert L. Cashman                121,250         2.51%        1.93%            *
-------------------------------------------------------------------------------------------
 F. Bryson Farrill                50,000(4)       1.04%        *                *
-------------------------------------------------------------------------------------------
 Terry Lyles, Ph.D                50,000(4)       1.04%        *                *
-------------------------------------------------------------------------------------------
 Gabrielle Jeans                  45,000(4)       *            *                *
-------------------------------------------------------------------------------------------
 Charles Goodson                  -0-             0%           0%               0%
-------------------------------------------------------------------------------------------
 Brinx Capital, Inc.              250,000         5.18%        3.99%            1.69%
 108 Banstock Drive
 Willowdale, Ontario, Canada
-------------------------------------------------------------------------------------------
 Cede & Co.                       479,428         9.94%        7.61%            3.23%
 P.O. Box 222
 Bowling Green Station
 New York, NY
-------------------------------------------------------------------------------------------
 Ward Enterprises                 316,000         6.55%        5.02%            2.13%
 384 Sanctuary Court
 Henderson, NV
-------------------------------------------------------------------------------------------
 All officers and directors as a  3,766,250       57.35%       59.8%            25.41%
 group (6 persons)
-------------------------------------------------------------------------------------------

*Less than 1%
-------------

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2) Assumes the sale of all shares which are the subject of this Registration Statement although the stock will be sold from time to time pursuant to the terms and prices set forth in a Prospectus supplement.
(3) Mr. Cimerman is the owner of 2,500,000 shares of Common Stock and the owner of 10,000 shares of convertible Preferred Stock Class A. This Preferred Stock may be converted into 1,000,000 shares of Common Stock.
(4) Includes options to purchase shares of Common Stock. Mr. Farrill and Dr. Lyles have been granted options to purchase up to 50,000 shares of Common Stock each at the exercise price of $3.00 per share. These options are fully vested. Ms. Jeans has been granted options to purchase up to 30,000 shares of Common Stock of the Company at the exercise price of $5.00 per share.

                                 PLAN OF DISTRIBUTION

     The Shares will be offered and sold from time to time by the Company except for those shares which are used to convert Preferred Stock of the Preferred Shareholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this Prospectus. The Company will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents.

     Preferred Shareholders have the right to convert their shares to Common Stock of the Company. Further, the Company is obligated to register sufficient shares of Common Stock into which the Preferred Stock will be converted. There are currently 10,325 shares of Preferred Stock issued and outstanding which may be converted to up to 1,134,482 shares of Common Stock. The Preferred Shareholders are entitled to sell their shares of Common Stock simultaneously with and on the same terms and conditions imposed upon the Company.

     The Preferred Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Preferred Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Preferred Shareholders.

     Preferred Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

                              DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.001 par value, 100,000 shares of convertible Class A Preferred Stock and 2,000 shares of Class AA Preferred Stock. The Company is attaching as an exhibit to the Registration Statement Amended and Restated Articles of Incorporation increasing the number of authorized shares of Common Stock to 20,000,000. The Company's Transfer Agent is Oxford Transfer & Registrar, 317 S.W. Alder, Suite 1120, Portland, Oregon, 97204.

     The following summary of certain terms of the Company's securities does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

COMMON STOCK

     As of the date of this Prospectus, there are 4,823,725 shares of Common Stock, 200,000 warrants to purchase Common Stock and 140,000 options to purchase Common Stock issued and outstanding. After the conversion of the issued and outstanding Preferred Stock there would be 6,271,957 shares of Common Stock issued and outstanding. After the completion of the Offering of all shares referred to herein, 14,823,725 shares of Common Stock will be issued and outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. At all elections of directors of the Company, each holder of stock possessing voting power is entitled to as many votes as equal to the number of his or her shares of stock subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED SHARES

     CLASS A CONVERTIBLE PREFERRED SHARES

     The Company created a series of preferred stock consisting of 100,000 authorized shares, of which 10,000 shares are issued and outstanding, and designated as the "Class A Preferred Stock," having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below. Each share of Class A Preferred Stock has a face value of $100.00 (the "Face Value").

     The holders of shares of Class A Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends accruing at the rate of six per cent (6%) of the Face Value per year from the date of issuance through the date of conversion (the "Coupon Dividend'), as well as dividends paid with respect to each share of Common Stock for each share of Class A Preferred Stock at the same time and on a parity with dividends paid on each share of Common Stock (the "Common Dividend") less any Coupon Dividend paid for any such period. Each share of Class A Preferred Stock ranks on a parity with each other share of Class A Preferred Stock with respect to dividends. Dividend payments are paid quarterly. Any Coupon Dividend which has accrued, but which for any reason whatsoever, (a) has not been declared, or (b) has been declared but has not been timely paid, shall not be deemed in arrears and shall not accumulate.

     In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Class A Preferred Stock are entitled to receive, pari passu among them, but prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the Face Value of each outstanding share of Class A Preferred Stock, and (B) an amount equal to declared but unpaid and accrued dividends on such share.

     The Company may redeem the Class A Preferred Stock at a redemption price equal to the Face Value per share. The holders of the Class A Preferred Stock shall have the right to convert each share of Class A Preferred Stock to Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share. Each Class A Preferred Stock shall be converted to Common Stock at a price equal to the Face Value.

     The Company is obligated to register the shares of Common Stock into which the Preferred Stock is convertible in any subsequent registration statement filed with the Securities and Exchange Commission, so that holders for such Common Stock shall be entitled to sell the same, simultaneously with, and upon the terms and conditions as the securities sold for the account of the Company pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter and agreed by the holders.

     The Class A Preferred Stock has been granted voting rights wherein the Class A Preferred Stock is entitled to vote on such matters as the Common Stock may vote, and are entitled to cast 1,000 votes per Class A Preferred Share. No sinking fund has or will be established to provide for dividends or the repurchase of the Class A Preferred Stock.

     CLASS AA CONVERTIBLE PREFERRED SHARES.

     The Company created a series of Preferred Stock consisting of 2,000 shares and designated as the "Class AA Preferred Stock," having the voting powers, preferences, relative participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below. Each share of Class AA Preferred Stock has a face value of $500.00 (the "Face Value"). There are currently 325 shares of Class AA Preferred Stock issued and outstanding.

     The holders of shares of Class AA Preferred Stock (collectively, "Holders", each a "Holder"), are entitled to receive when and as declared by the Board of Directors out of any funds at the time legally available therefor dividends accruing at the rate of eight per cent (8.0%) of the Face Value per year from the date of issuance through the date of conversion (the "Coupon Dividend"), as well as dividends paid with respect to each share of Common Stock for each share of Class AA Preferred Stock at the same time and on a parity with dividends paid on each share of Common Stock (the "Common Dividend") less any Coupon Dividend paid for any such period. Each share of Class AA Preferred Stock ranks on a parity with each other share of Class AA Preferred Stock with respect to dividends. Dividend payments to the holders of shares of Class AA Preferred Stock are payable quarterly. Any Coupon Dividend on the Class AA Preferred Stock which has accrued but which, for any reason whatsoever, (a) has not been declared, or (b) has been declared but has not been timely paid, is deemed in arrears and shall accumulate until paid.

     The Company may, at its option, at any time redeem, any or all shares of the Class AA Preferred Stock at a redemption price equal to the Face Value per share; provided, however, that no such redemption is permitted unless all dividends which have accrued or accumulated on all outstanding shares of the Class A Preferred Stock have been or are simultaneously declared and paid in full.

     In the event of any liquidation, dissolution or winding up of the Company, subject to the rights of series of Preferred Stock that may from time to time come into existence and subject to the rights, preferences and priorities of the Holders of shares of Class A Preferred Stock, the Holders of Class AA Preferred Stock are entitled to receive, pari passu among them, but prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the Face Value for each outstanding share of Class AA Preferred Stock and (B) an amount equal to declared but unpaid and accrued dividends on such share. If, upon the occurrence of such event the assets and funds thus distributed among the Holders of the Class AA Preferred Stock shall be insufficient to permit the payment to such Holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company, legally available for distribution, shall be distributed ratably among the Holders of the Class AA Preferred Stock, in accordance with the priorities set forth.

     Subject to the redemption rights, each Class AA Preferred Share is automatically converted to Common Stock of the Company at the twelve (12) month anniversary of the date of the issuance of such Class AA Preferred Share (the "Conversion Date"). The number of shares of Common Stock into which each Class AA Preferred Share will convert is determined by dividing the Face Value per share by eighty per cent (80%) of the Market Price of the Common Stock of the Company. The "Market Price" of the Common Stock of the Company shall equal the average of the last quote closing bid price as reported by the National Association of Securities Dealers Automated System (NASDAQ) for the thirty
(30)-day period ending ten (10) days prior to the Conversion Date.

     The Company is obligated to register the shares of Common Stock into which the Preferred Shares are convertible, in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that Holders of such Common Stock is entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company, pursuant to any such registration statement, and subject to such lock-up provisions as may be proposed by the underwriter and agreed by the Holders.

WARRANTS

     As of the date of this Prospectus, there are 200,000 warrants outstanding. S&S Acquisition Corp. holds warrants to purchase up to 200,000 shares of Common Stock of the Company at the price of $6.00 per share. These warrants were issued by the Company pursuant to the acquisition agreement by and between the Company and S&S Acquisition Corp. dated January 16, 1997. The term of the Warrants is three years from the date of issuance.

                           SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 14,823,725 shares of Common Stock. The Shares will be offered from time to time at the price and terms set forth in the Prospectus Supplement.

     Of the Common Stock outstanding prior to this offering, 3,759,616 were issued and sold by the Company in private transactions in reliance on an exemption from registration. Accordingly, such shares are "restricted shares" within the meaning of Rule 144 and cannot be resold without registration, except in reliance on Rule 144 or another applicable exemption from registration. 1,037,859 of the Common Stock outstanding prior to this offering were issued in the exchange transaction with Management Dynamics, Inc. following Management Dynamic's 1 to 4 reverse stock split. These shares are registered and trading pursuant to that transaction.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to notice, manner of sale, public information or the volume limitations described above.

                                     UNDERWRITING

     The Company has not presently entered into an underwriting agreement. The terms of any underwriting agreement, and the identification of the underwriter, shall be the subject of a Prospectus Supplement.

                                    LEGAL ADVISORS

     The validity of the securities offered hereby will be passed upon for the Company by Horwitz & Beam, Irvine, California.

                                       EXPERTS

     The Financial Statements of the Company included herein and elsewhere in the registration statement, have been included herein and in the registration statement in reliance on the report of Biller, Firth-Smith & Archibald, Certified Public Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                ADDITIONAL INFORMATION

     The Company is not presently subject to the reporting requirements of the Securities Exchange Act of 1934. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or free of charge at the Commission's website of www.sec.gov in the EDGAR database. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

HomeLife, Inc. & Subsidiaries
Consolidated Balance Sheets

                                                                  August 31, 1998   May 31, 1998
                                                                  ---------------   ------------
                                                                    (unaudited)
                                    Assets
                                    ------
Cash                                                                  $   313,788      223,723
Cash in trust                                                             273,028      489,014
Accounts receivable net                                                   214,411      231,710
Notes receivable net                                                      529,159      911,160
Stock subscription receivable                                             750,000      750,000
Inventory                                                                 119,599      162,737
Prepaid expenses & deposits                                                79,651       39,256
Investment                                                                375,000         --
Property & equipment net                                                  567,509      554,654
Investment in trademarks & other intellectual assets net                1,629,198    1,632,374
                                                                      ------------------------
Total assets                                                          $ 4,851,343    4,994,628
                                                                      ------------------------
                                                                      ------------------------
                      Liabilities and Stockholders' Equity
                      ------------------------------------
Accounts payable                                                      $   146,753      103,792
Accrued expenses                                                          107,084      124,183
Reserve for warranties                                                     50,600       43,900
Trust liability                                                           273,028      489,014
Dividends payable                                                           9,780       10,980
Advances from stockholder                                                 323,084      323,084
Notes payable                                                              15,208       17,292
Income tax payable                                                         85,177       85,177
Minority interest                                                          40,832       35,880
                                                                      ------------------------
Total liabilities                                                       1,051,546    1,233,302
                                                                      ------------------------
Stockholders' Equity
Common stock - authorized 10,000,000 shares, par value $.001,               4,824        4,797
 issued and outstanding 4,823,725 & 4,797,475 shares respectively
Preferred stock - authorized 100,000 shares class A, par value          1,000,000    1,000,000
$100, issued and outstanding 10,000 shares
Preferred stock - authorized 2,000 shares class AA, par value             162,500      162,500
$500, issued and outstanding 325 shares
Additional Paid in Capital                                              2,992,481    2,992,508
Accumulated Deficit                                                      (360,008)    (398,479)
                                                                      ------------------------
Total Stockholders' equity                                              3,799,797    3,761,326
                                                                      ------------------------
Total liabilities & Stockholders' equity                              $ 4,851,343    4,994,628
                                                                      ------------------------
                                                                      ------------------------

The accompanying notes to consolidated financial statements are an integral part of this statement

HomeLife, Inc. & Subsidiaries
Consolidated Statements of Income

                                                     Three months ended     Three months ended
                                                       August 31, 1998        August 31, 1997
                                                       ---------------        ---------------
                                                         (unaudited)            (unaudited)
                                    Sales
                                    -----
Royalty & franchise fees                                  $  221,060              252,637
Warranty sales                                                75,327               58,309
Real estate sales commissions                              1,738,351                 --
Other income                                                  20,254                7,035
                                                          -------------------------------
Total sales                                                2,054,992              317,981

                                    Cost of Sales
                                    -------------
Cost of sales                                              1,665,688               62,088
                                                          -------------------------------
Gross profit                                                 389,304              255,893
                                                          -------------------------------
                                    Expenses
                                    --------
Salaries & fringe benefits                                   142,783              102,943
Occupancy                                                     53,088               25,672
General & administrative                                     150,010              148,628
                                                          -------------------------------
Total expenses                                               345,881              277,243
                                                          -------------------------------
Net income (loss) before minority interest                    43,423              (21,350)
Minority interest                                              4,952                 --
                                                          -------------------------------
Net income (loss) before income tax provision                 38,471              (21,350)
Income tax provision                                            --                   --
                                                          -------------------------------
Net income (loss) after income tax provision              $   38,471              (21,350)
                                                          -------------------------------
                                                          -------------------------------

The accompanying notes to consolidated financial statements are an integral part of this statement

HomeLife, Inc. & Subsidiaries
Consolidated Statements of Cash Flows

                                                       Three months ended        Three months ended
                                                         August 31, 1998           August 31, 1997
                                                       ------------------        ------------------
                                                           (unaudited)               (unaudited)
Cash flows from operating activities
   Net Income (loss)                                       $  38,471                   (21,350)
   Adjustments to reconcile net income (loss) to net
   cash used in operating activities
      Depreciation and amortization                           15,983                     7,022
      Gain on sale of investment                                --                     180,000
      Minority interest                                        4,952                      --
   Changes in assets & liabilities
      Accounts receivable                                     17,299                   197,307
      Notes receivables                                      382,001                  (536,500)
      Inventory                                               43,138                  (165,179)
      Prepaid expenses & deposits                            (40,395)                   28,163
      Accounts payable                                        42,961                    (8,972)
      Reserve for warranties                                   6,700                    51,200
      Income tax payable                                        --                      14,400
                                                           -----------------------------------
Net cash used in operating activities                        511,110                  (253,909)
Cash flows from investing activities
   Sale of treasury stock                                       --                      74,500
   Investment in Equity Capital                             (375,000)                     --
   Sale of investment in HOA                                    --                     120,000
   Purchase of fixed assets                                  (40,247)                 (423,897)
   Investment in intellectual assets                          (2,514)                 (107,109)
                                                           -----------------------------------
Net cash used in investing activities                       (417,761)                 (336,506)
Cash flows from financing activities
   Line of credit                                               --                       4,478
   Advances from stockholder                                    --                      25,044
   Notes payable                                              (2,084)                   39,189
   Common stock issuance                                        --                     497,603
   Preferred stock issuance                                     --                      30,000
   Dividend on preferred stock                                (1,200)                     --
                                                           -----------------------------------
Net cash provided by financing activities                     (3,284)                  596,314
Net increase (decrease) in cash                               90,065                     5,899
Cash at beginning of period                                  223,723                   219,655
                                                           -----------------------------------
Cash at end of period                                      $ 313,788                   225,554
                                                           -----------------------------------
                                                           -----------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest expense                                            1,776                       456
   Tax expense                                                 5,654                    12,755

The accompanying notes to consolidated financial statements are an integral part of this statement

HomeLife, Inc. & Subsidiaries
Notes to Consolidated Financial Statements

1. DESCRIPTION & ORGANIZATION OF BUSINESS
HomeLife, Inc. together with its subsidiaries is a leading provider of services to the real estate and mortgage loan industries. The Company engages in the following activities:

FRANCHISING
The Company franchises full service real estate brokerage offices and provides operational and administrative services to its franchisees under the names, HomeLife Realty Services, National Real Estate Service, Red Carpet Real Estate Services, Red Carpet Keim, Network Real Estate and International Estates.

MORTGAGE FINANCING
The Company is a mortgage financing services provider through its subsidiary, MaxAmerica Financial Services.

RETAIL REAL ESTATE BROKERAGE SERVICES
The Company owns and operates a full service retail real estate brokerage through its subsidiary Builders Realty LTD.

HOME WARRANTY
The Company is a provider of home warranty coverage through its subsidiary, Guardian Home Warranty Company.

RELOCATION
The Company provides relocation services through its Freeway Relocation Services affiliate

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the parent corporation, HomeLife, Inc. and its wholly owned subsidiaries, HomeLife Realty Services, Inc., FamilyLife Realty Services, Inc., MaxAmerica Financial Services, Inc., HomeLife California Realty, Inc., Red Carpet Broker Network, Inc., National Sellers Network, Inc., Builders Realty LTD, and majority owned The Keim Group Ltd and Guardian Home Warranty Company. During the consolidation, all intercompany transactions and balances were eliminated. The financial statements of the Company's Canadian subsidiary, Builders Realty Ltd, were translated into U.S. dollars at period-end exchange rates.

RECOGNITION OF REVENUE
Income from the sale of franchises is recorded on the franchise contract agreement date. Royalty income stemming from the gross commissions on the sales of real estate by the franchise offices is recognized at the date of receipt. This is due to the complexity of attempting to forecast the actual closing date of the properties. Warranty income is recognized when the warranty contract is signed by the customer.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

RESERVE FOR WARRANTIES
Guardian Home Warranty Company, a subsidiary of HomeLife, Inc. accrues a reserve for warranty claims based on gross premium income.

INVENTORY
Inventory is valued at the lower of cost or market. Inventory consists entirely of promotional materials.

DEPRECIATION AND AMORTIZATION
Property and equipment are stated at cost. Depreciation is computed using straight-line over the useful lives of the assets. Amortization of intangible assets is computed using a useful life between fifteen and forty years.

                                                                                  August 31,       May 31,
                                                                                     1998           1998
                                                                                  -----------    ----------
3. NOTES RECEIVABLE.
Notes receivable at August 31, 1998 consisted of the following:

Note receivable from HomeLife Securities, Inc., unsecured, non-interest
bearing. Payment in full was extended to December 31, 1998.                       $   162,000       162,000

Note receivable from Ward Enterprises sold to Equity Capital Group for stock in
that company. See note 6 to the consolidated financial statements                        --         374,500

Note receivable arising from the sale of a franchise agreement. Note is unsecured and non-interest bearing. The note is discounted at a rate of 6% and
is payable in annual installments due through the year 2003.                          155,801       155,801

Note receivable arising from the sale of an existing franchise agreement. The note is unsecured and bears interest at a rate of 3% per year. The note is
payable on demand after April 13, 1999.                                               192,499       200,000

Notes receivable from existing franchises for franchise fees. These notes are
unsecured, non-interest bearing and payable in installments over one year.             18,859        18,859
                                                                                  -----------    ----------
                                                                                  $   529,159       911,160
                                                                                  -----------    ----------
                                                                                  -----------    ----------

4. STOCK SUBSCRIPTION RECEIVABLE

On May 15, 1998, the Company entered into an agreement to sell 300,000 shares of the Company's common stock in exchange for cash. The exchange is anticipated
to take place prior to year-end.                                                  $   750,000       750,000
                                                                                  -----------    ----------
                                                                                  -----------    ----------


                                                                                  August 31,       May 31,
                                                                                     1998           1998
                                                                                  -----------    ----------

5. INVENTORY
Inventory consisted of posters, brochures, video and cassette tapes.              $   119,599       162,737
                                                                                  -----------    ----------
                                                                                  -----------    ----------
6. INVESTMENT
Effective June 30, 1998, the Company sold the notes receivable from Ward
Enterprises totaling $374,500 to Equity Capital Group, Inc. for 75,000 shares of common stock in that company. The stock is valued at $375,000.
A major stockholder of HomeLife, Inc. is also a stockholder in Equity
Capital Group, Inc.                                                               $   375,000          --
                                                                                  -----------    ----------
                                                                                  -----------    ----------
7. PROPERTY AND EQUIPMENT
Property and equipment are summarized as follows:

Furniture & fixtures                                                              $   277,902       275,811
Computers and equipment                                                               600,868       582,492
Automobile                                                                             19,865        19,865
                                                                                  -----------    ----------
                                                                                      898,635       878,168
Less: accumulated depreciation                                                       (331,126)     (323,514)
                                                                                  -----------    ----------
                                                                                  $   567,509       554,654
                                                                                  -----------    ----------
                                                                                  -----------    ----------

8. INVESTMENT IN TRADEMARKS AND OTHER INTELLECTUAL ASSETS
Investments in trademarks and other intellectual assets are
summarized as follows:
Goodwill                                                                          $   829,172       837,759
Trademarks                                                                            670,000       670,000
Franchise rights                                                                      150,000       150,000
Organization costs                                                                     76,888        74,458
                                                                                  -----------    ----------
                                                                                    1,726,060     1,732,217
Less: accumulated amortization                                                        (96,862)      (99,843)
                                                                                  -----------    ----------
                                                                                  $ 1,629,198     1,632,374
                                                                                  -----------    ----------
                                                                                  -----------    ----------
9. DEPOSITS
As of August 31, 1997, the Company has deposits outstanding
for lease agreements on their premises.                                           $     9,060         9,060
                                                                                  -----------    ----------
                                                                                  -----------    ----------
10. NOTES PAYABLE

Note payable, bank, secured by a certificate of deposit with monthly payments of $1042 plus interest at 9.5% due 1999 future maturities
are as follows:                                                                   $    15,208        17,292
                                                                                  -----------    ----------
                                                                                  -----------    ----------

                1998                                                              $    10,000        10,000
                1999                                                                    5,208         7,292
                                                                                  -----------    ----------
                                                                                  $    15,208        17,292
                                                                                  -----------    ----------
                                                                                  -----------    ----------

11. RELATED PARTY TRANSACTIONS
The Company has received a promissory note in the amount of $162,000 U.S. Dollars from HomeLife Securities, Inc. (a Canadian corporation). HomeLife Securities, Inc. is 100% owned by a stockholder of HomeLife, Inc. The promissory note arose from the acquisition of HomeLife Realty U.S. Partnership from HomeLife Securities, Inc., a 99% owner of the now terminated partnership. The note was due December 31, 1997 and has been extended for one year to December 31, 1998.

In order to finance the purchase of the majority owned subsidiaries, The Keim Group and Guardian Home Warranty Company, a major stockholder advanced $130,432 to the Company. The advancement is non-interest bearing and due on demand.

In order to finance the purchase of the Canadian corporation, Builders Realty, a major stockholder advanced $158,040 USD to the Company. The advancement is non-interest bearing and due on demand.

12. CONTINGENT LIABILITIES
In the purchase agreements for The Keim Group, Guardian Home Warranty Company, and Builders Realty, the Company issued stock as part of the purchase price. The value of the stock issued was set at $5.00 per share which was substantially over the current market value. The Company agreed that if the actual market value of the stock did not reach $5.00 per share within two years, for the stockholders of The Keim Group and Guardian Home Warranty Company and within one year for the stockholders of Builders Realty, each stockholder would be issued either additional shares of HomeLife, Inc. stock or cash to complete the transaction.

The agreement for the stock subscription receivable provides for additional stock to be issued. The terms are for one year from the date of the agreement, the stock subscriber has the option to acquire up to 400,000 additional shares of common stock at $3.00 per share.

                        HOMELIFE, INC. AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS
                                     WITH
                    REPORT OF CERTIFIED PUBLIC ACCOUNTANTS


                             MAY 31, 1998 AND 1997

                                   CONTENTS

                                                                           PAGE
                                                                           ----
Independent auditor's report                                                 1

Financial statements
           Consolidated balance sheets                                       2
           Consolidated statements of operations                             3
           Consolidated statements of stockholder's equity                   4
           Consolidated statements of cash flows                           5-6
           Notes to consolidated financial statements                     7-13

Independent accountant's report on additional information                   14

Supporting schedule of general and administrative expenses                  15

[LETTERHEAD]

          To the Board of Directors and
          Stockholders of HomeLife Inc.



                          INDEPENDENT AUDITOR'S REPORT


          We have audited the accompanying consolidated balance sheet of HomeLife Inc. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of income, stockholders equity and cash flows for the two years ended May 31, 1998, 1997 and five months and year ended May 31, 1996 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of HomeLife, Inc.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HomeLife, Inc and subsidiaries as of May 31, 1998 and 1997 and the results of its operations and its cash flows for the two years ended May 31, 1998, 1997 and five months and year ended May 31, 1996 in conformity with generally accepted accounting principles.

          /s/ Biller, Frith-Smith & Archibald


          Tarzana, California
          June 29, 1998

                        HOMELIFE, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                                         May 31,
                     ASSETS                                      1998              1997
                                                                 ----              ----
Cash                                                        $     223,723     $     232,403
Cash in trust                                                     489,014                --
Accounts receivable, trade, less allowance for
  doubtful accounts of $25,803 & $6,021 respectively              197,543            90,659
Other receivables                                                  34,167           200,000
Inventory                                                         162,737           165,179
Notes receivable                                                  911,160           536,500
Stock subscription receivable                                     750,000                --
Prepaid expenses                                                   30,196            10,731
Property and equipment, at cost, net of accumulated
   depreciation of $323,514 & $194,143 respectively               554,654           527,273
Investment in trademarks and other intellectual
assets, net of accumulated amortization
of $99,843 & $59,668 respectively                               1,632,374         1,228,115
Deposits                                                            9,060             9,060
                                                            -------------     -------------
                                                            $   4,994,628         2,999,920
                                                            -------------     -------------
                                                            -------------     -------------
        LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, trade                                     $     103,792     $     125,877
Accrued expenses                                                  124,183            41,311
Reserve for warranties                                             43,900            54,000
Revolving line of credit                                               --             4,478
Dividends payable                                                  10,980                --
Income tax payable                                                 85,177            14,400
Advances from stockholder                                         323,084           150,044
Trust liability                                                   489,014                --
Notes payable                                                      17,292            19,792
Minority interest                                                  35,880            26,703

STOCKHOLDERS' EQUITY
Common stock, par value of $.001
   Authorized--10,000,000 shares
   Issued and outstanding--4,797,475 & 3,920,785
   shares respectively                                              4,797             3,921
Convertible preferred stock 6% non-cumulative:
Authorized--100,000 shares, issued and outstanding--10,000      1,000,000         1,000,000
Convertible preferred stock 8% cumulative:
Authorized--2,000 shares, issued and outstanding--325             162,500                --
Additional paid in capital                                      2,992,508         2,084,804
Accumulated deficit                                              (398,479)         (525,410)
                                                            -------------     -------------
                                                            $   4,994,628     $   2,999,920
                                                            -------------     -------------
                                                            -------------     -------------

 The accompanying independent auditor's report and notes are an integral part of these financial statements

                        HOMELIFE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         FIVE MONTHS
                                       YEAR ENDED       YEAR ENDED      AND YEAR ENDED
                                      MAY 31, 1998     MAY 31, 1997      MAY 31, 1996
                                      ------------     ------------     --------------
Gross sales                           $   2,001,036    $     981,938     $       5,139

General & administrative                 (1,990,286)      (1,144,117)          (10,844)
                                       ------------    -------------       -----------

Gross profit (loss)                   $      10,750    $    (162,179)    $      (5,705)

OTHER INCOME (EXPENSES)

Sale of franchises                          200,000               --                --
Gain on sale of investments                      --          180,000                --
Interest expense                             (3,004)          (3,980)               --
Forgiveness of debt                              --           69,375                --
Interest income                              14,362            5,645                --
                                       ------------    -------------       -----------
                                            211,358          251,040                --
                                       ------------    -------------       -----------
Consolidated net income
   before minority interest            $    222,108    $      88,861      $     (5,705)

Minority interest in subsidiaries            (9,177)         (16,099)               --

Consolidated income before income
   tax provision                            212,931           72,762            (5,705)

Income tax provision                        (73,000)         (16,000)               --
                                       ------------    -------------       -----------

Consolidated net income (loss)         $    139,931    $      56,762       $    (5,705)
                                       ------------    -------------       -----------
                                       ------------    -------------       -----------

 The accompanying independent auditor's report and notes are an integral part of these financial statements

                                                                             4
                        HOMELIFE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
                    YEAR ENDED MAY 31, 1998, 1997, AND 1996


                                     Common Stock         Preferred Stock-6%        Preferred Stock-8%            Treasury Stock
                                  Shares       Amount     Shares       Amount       Shares      Amount        Shares       Amount
                                 ---------     ------     ------     ----------     ------     --------      --------     --------
Balance, May 31, 1995            1,037,859     $1,038          -     $        -         -      $      -       630,500     $(74,500)
Issuance of Common Stock         2,647,926      2,648
Issuance of Preferred Stock                               10,000      1,000,000
Net Loss
                                 ---------     ------     ------     ----------       ---      --------      --------     --------
Balance, May 31, 1996            3,685,785      3,686     10,000      1,000,000         -             -       630,500      (74,500)
Issuance of Common Stock           235,000        235
Sale of Treasury stock                                                                                       (630,500)      74,500
Net Income
                                 ---------     ------     ------     ----------       ---      --------      --------     --------
Balance, May 31, 1997            3,920,785      3,921     10,000      1,000,000         -             -             -            -
Issuance of Common Stock           876,690        876
Issuance of Preferred Stock                                                           325       162,500
Issuance of Preferred
  Stock dividend
Net Income
                                 ---------     ------     ------     ----------       ---      --------      --------     --------
Balance, May 31, 1998            4,797,475     $4,797     10,000     $1,000,000       325      $162,500             -     $      -
                                 ---------     ------     ------     ----------       ---      --------      --------     --------
                                 ---------     ------     ------     ----------       ---      --------      --------     --------
                                   Additional
                                    Paid-in       Accumulated
                                    Capital         Deficit
                                   ----------     -----------
Balance, May 31, 1995              $  562,949     $(576,467)
Issuance of Common Stock              837,390
Issuance of Preferred Stock
Net Loss                                             (5,705)
                                   ----------     ---------
Balance, May 31, 1996               1,400,339      (582,172)
Issuance of Common Stock              684,465
Sale of Treasury stock
Net Income                                           56,762
                                   ----------     ---------
Balance, May 31, 1997               2,084,804      (525,410)
Issuance of Common Stock              907,704
Issuance of Preferred Stock
Issuance of Preferred
  Stock dividend                                    (13,000)
Net Income                                          139,931
                                   ----------     ---------
Balance, May 31, 1998              $2,992,508     $(398,479)
                                   ----------     ---------
                                   ----------     ---------

 The accompanying independent auditor's report and notes are an integral part of these financial statements

                                                                            5
                        HOMELIFE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Five months
                                                       Year ended      Year ended    and year ended
                                                      May 31, 1998    May 31, 1997    May 31, 1996
                                                      ------------    ------------   --------------
Cash flows from operating activities
  Net income (loss)                                    $  139,931      $  56,762      $  (5,705)
  Adjustments to reconcile net loss to net cash used
  in operating activities
    Depreciation and amortization                          68,755         82,286              -
    Gain on sale of investment                                  -       (180,000)             -
    Minority interest                                       9,177         26,703              -
  Changes in assets & liabilities
    Accounts receivable                                  (106,884)       226,448              -
    Notes & other receivables                            (208,827)      (468,810)       (92,700)
    Inventory                                               2,442        (35,815)             -
    Stock subscription receivable                        (750,000)             -              -
    Prepaid expenses                                      (19,465)        (2,571)             -
    Deposits                                                    -        110,940       (120,000)
    Accounts payable                                      (22,085)       116,542        (35,000)
    Reserve for warranties                                (10,100)        54,000              -
    Income tax payable                                     70,777         14,400              -
                                                       ----------      ---------      ---------
Net cash used in operating activities                    (826,279)           885       (253,405)
Cash flows from investing activities
    Treasury stock                                              -         74,500              -
    Sale of investment                                          -        300,000              -
    Purchase of fixed assets                              (29,336)      (189,668)             -
    Investment in intellectual assets                    (388,187)      (354,882)             -
    Investment in marketable securities                         -              -       (120,000)
                                                       ----------      ---------      ---------
Net cash used in investing activities                    (417,523)      (170,050)      (120,000)
Cash flows from financing activites
    Proceed from line of credit                            (4,478)         4,478              -
    Proceed from stockholder                              155,428        150,044              -
    Proceeds from loan payable                             15,112         17,792              -
    Proceeds from common stock issuance                   908,580        101,268        125,610
    Proceeds from preferred stock issuance                162,500              -          4,048
    Payment of dividend on preferred stock                 (2,020)             -              -
                                                       ----------      ---------      ---------
Net cash provided by financing activities               1,235,122        273,582        129,658
Net increase (decrease) in cash                            (8,680)       104,417       (243,747)
Cash at beginning of period                               232,403        127,986        371,733
                                                       ----------      ---------      ---------
Cash at end of period                                  $  223,723      $ 232,403      $ 127,986

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest expense                                       $    3,004      $   3,980              -
Income tax expense                                     $    5,089      $  12,810              -

 The accompanying independent auditor's report and notes are an integral part of these financial statements

                        HOMELIFE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


NON-CASH INVESTING AND FINANCIAL ACTIVITIES

During fiscal year end May 31, 1996, the Company acquired $1,047,597 in assets (net of cash) and assumed $51,645 in liabilities of HomeLife U.S. Partnership in exchange for 10,000 shares of preferred stock at a par value of $100.

During fiscal year end May 31, 1996, the Company acquired $269,614 in assets (net of cash) and assumed $22,199 in liabilities of HomeLife Realty Services, Inc. in exchange for 2,500,000 shares of common stock at a value of $250,000.

During fiscal year end May 31, 1996, the Company issued 112,528 additional shares of common stock at a par value of $.001 to compensate for the stock subscription deposits received on November 30, 1995.

During fiscal year end May 31, 1997, the Company acquired $350,000 in fixed assets from S&S Acquisition Corporation in exchange for 70,000 shares of common stock.

During fiscal year end May 31, 1997, the Company issued 46,662 shares of common stock at a value of $233,310 as part of the purchase price for The Keim Group, LTD. and Guardian Home Warranty Company.

During fiscal year end May 31, 1997, the Company sold its investment of 30,000 shares of HOA Property Management Company stock and its treasury stock of 630,500 shares, for a note in the amount of $375,000.

During fiscal year end May 31, 1998, the Company issued 160 shares of preferred stock valued at $80,000 in exchange for the licensing agreements and trademarks of Network Real Estate, Inc.

During the fiscal year end May 31, 1998, the Company acquired $65,227 in assets (net of cash) of Builders Realty, LTD. in exchange for 36,000 shares of common stock at a value of $158,040.

    The accompanying independent auditor's report and notes are an integral part of these financial statements

                        HOMELIFE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  DESCRIPTION OF BUSINESS

    HomeLife, Inc. together with its subsidiaries is a leading provider of services to the real estate and mortgage loan industries. The Company engages in the following activities:

    FRANCHISING
    The Company franchises full service real estate brokerage offices and provides operational and administrative services to its franchisees under the names, Homelife Reality Services, National Real Estate Service, Red Carpet Real Estate Services, Red Carpet Keim, Network Real Estate and International Estates.

    MORTGAGE FINANCING
    The Company is a mortgage financing services provider through its subsidiary, MaxAmerica Financial Services.

    RETAIL REAL ESTATE BROKERAGE SERVICES
    The Company owns and operates a full service retail real estate brokerage through its subsidiary, Builders Realty LTD.

    HOME WARRANTY
    The Company is a provider of home warranty coverage through its subsidiary, Guardian Home Warranty Company.

    RELOCATION
    The Company provides relocation services through its Freeway Relocation Services affiliate.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION
    The Company was incorporated on October 9, 1995 under the laws of the state of Nevada. The Company completed a combination under the pooling of interest method with Management Dynamics, Inc., whose year-end was December. The surviving corporation, Homelife, Inc., elected to adopt a May fiscal year-end. On May 30, 1996, the Company acquired 100% of the stock of HomeLife Realty Services, Inc. and a 99% interest in HomeLife Realty U.S., L.P.

    Effective September 1, 1996, the Company purchased a majority interest in The Keim Group LTD and Guardian Home Warranty Company. The Company purchased 95% of the outstanding stock from the stockholders of The Keim Group LTD and 79.5% of the outstanding stock of Guardian Home Warranty Company in exchange for cash and HomeLife Inc. common stock.

                                                                             8
                        HOMELIFE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




    In addition, the Company set up a new corporation, FamilyLife Realty Services, Inc. during the fiscal year end May 31, 1997, as a franchisor for additional real estate brokerage offices franchised during the year. FamilyLife Reality Services, Inc. had no activity during the fiscal year end May 31, 1998.

    On January 16, 1997, the Company acquired the assets of S&S Acquisition Corporation which consisted of existing franchised real estate offices and trademarks. The transaction was for cash and Homelife, Inc. common stock and was valued at $400,000.

    During the current fiscal year, the Company set up several new corporations. The new corporations include MaxAmerica Financial Services, Inc. which will be originating real estate loans, Homelife California Realty, Inc. which will be a full service real estate operation, Red Carpet Broker Network and National Sellers Network, Inc., which will be licensing real estate brokerages.

    On July 12, 1997, the Company purchased the existing franchised real estate offices and trademarks of Network Real Estate for cash and preferred stock. The total transaction was valued at $100,000.

    On February 27, 1998, the Company acquired all the stock of Builders Realty LTD, a Canadian Corporation, by issuing 36,000 shares of common stock and cash of $158,040 USD. The total transaction was valued at $316,080 USD.

    PRINCIPLES OF CONSOLIDATION
    During the fiscal year May 31, 1998, the Company consolidated its wholly owned and majority owned subsidiaries under the purchase method of accounting for business combinations. The consolidated financial statements include the accounts of the parent corporation, HomeLife, Inc. and its wholly owned subsidiaries, HomeLife Realty Services, Inc., FamilyLife Realty Services, Inc., MaxAmerica Financial Services, Inc., HomeLife California Realty, Inc., Red Carpet Broker Network, Inc., National Sellers Network, Inc., Builders Realty LTD, and majority owned The Keim Group LTD and Guardian Home Warranty Company. During the consolidation, all intercompany transactions and balances were eliminated. The financial statements of the Company's Canadian Subsidiary, Builders Realty LTD, were translated into U.S. dollars at year end exchange rates.

    RECOGNITION OF REVENUE
    Income from the sale of franchises is recorded on the franchise contract agreement date. Royalty income stemming from the gross commissions on the sales of real estate by the franchise offices is recognized at the date of receipt. This is due to the complexity of attempting to forecast the actual closing date of the properties. Warranty income is recognized when the warranty contract is signed by the customer.

                                                                             9
                        HOMELIFE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

    RESERVE FOR WARRANTIES
    Guardian Home Warranty Company, a subsidiary of Homelife, Inc. accrues a reserve for warranty claims based on gross premium income.

    INVENTORY
    Inventory is valued at the lower of cost or market. Inventory consists entirely of promotional materials.

    DEPRECIATION AND AMORTIZATION
    Property and equipment are stated at cost. Depreciation is computed using straight-line over the useful lives of the assets. Amortization of intangible assets is computed using a useful life between fifteen and forty years.

3.  ACCOUNTS RECEIVABLE-OTHER

    On August 9, 1995, the Company accepted a quit claim deed on a commercial building as security on the sale of an area franchise. The purchase price for the area franchise was $200,000. This transaction was voided during fiscal year-end 1998 and resulted in a write-off of the $200,000 in franchise fee income.

    During the fiscal year ending May 31, 1998, the Company did carry for short periods, advances to employees when related to company business in the amount of $34,167.

4.  NOTES RECEIVABLE

                                                                       May 31,
                                                                1998            1997
                                                                ----            ----
Notes receivable at May 31, 1998
consisted of the following:

Note receivable from Homelife Securities, Inc.
unsecured, non-interest bearing. Payment in full was
extended from December 31, 1997 to June 30, 1998           $     162,000    $     162,000

                                                                             10
                       HOMELIFE, INC AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. NOTES RECEIVABLE (CONTINUED)

                                                                               May 31,
                                                                        1998             1997
                                                                        ----             ----
   Notes receivable at May 31, 1998 consisted of the
   following:

   Note receivable from Ward Enterprises, Inc., unsecured,
   non-interest bearing, and payable in $100,000
   increments at April 1, 1998, July 1, 1998 and December
   31, 1998. These note payments were extended by ninety
   days during 1998.                                                     300,000          300,000

   Note receivable from Ward Enterprises, Inc., unsecured,
   non-interest bearing, and payable on December 31, 1997.
   This note was extended to June 30, 1998.                               74,500           74,500

   Note receivable arising from the sale of a franchise
   agreement. Note is unsecured and non-interest bearing.
   The note is discounted at a rate of 6% and is payable
   in annual installments due through the year 2003.                     155,801                -

   Note receivable arising from the sale of an existing
   franchise agreement. The note is unsecured and bears
   interest at a rate of 3% per year. The note is payable
   on demand after April 13, 1999.                                       200,000                -

   Notes receivable from existing franchises for franchise
   fees. These notes are unsecured, non-interest bearing
   and payable in installments over one year.                             18,859                -
                                                                      ----------       ----------
                                                                      $  911,160       $  536,500
                                                                      ----------       ----------
                                                                      ----------       ----------

5. STOCK SUBSCRIPTION RECEIVABLE
   On May 15, 1998, the Company entered into an agreement to sell 300,000 shares of the Company's common stock in exchange for cash of $750,000. The exchange is anticipated to take place within 90 days from the date of the agreement.

                                                                             11
                      HOMELIFE, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. INVENTORY

                                                                               May 31,
                                                                        1998             1997
                                                                        ----             ----
   Inventory at May 31, 1998 and 1997, consisted of posters,
   brochures, video and cassette tapes.                               $  162,737       $  165,179
                                                                      ----------       ----------
                                                                      ----------       ----------

7. PROPERTY AND EQUIPMENT

   Property and equipment are summarized
   as follows:

   Furniture & fixtures                                               $  275,811       $  160,964
   Computers and equipment                                               582,492          540,587
   Automobile                                                             19,865           19,865
                                                                      ----------       ----------

                                                                         878,168          721,416
   Less: accumulated depreciation                                       (323,514)        (194,143)
                                                                      ----------       ----------
                                                                      $  554,654       $  527,273
                                                                      ----------       ----------
                                                                      ----------       ----------

   Depreciation expense totaled $34,632 for the year ended May 31, 1998.

8. INVESTMENT IN TRADEMARKS AND OTHER INTELLECTUAL ASSETS

   Investments in trademarks and other intellectual assets are summarized as follows:

   Goodwill                                                           $  837,759       $  561,510
   Trademarks                                                            670,000          570,000
   Franchise rights                                                      150,000          150,000
   Organization costs                                                     74,458           25,000
                                                                      ----------       ----------
                                                                       1,732,217        1,306,510
   Less: accumulated amortization                                        (99,843)         (78,395)
                                                                      ----------       ----------
                                                                      $1,632,374       $1,228,115
                                                                      ----------       ----------
                                                                      ----------       ----------

   Amortization expense totaled $34,123 for the year ended May 31, 1998.

9. DEPOSITS

   As of May 31, 1997, the Company has deposits outstanding of $9,060 for the lease agreements on their premises.

                                                                              12
                            HOMELIFE, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




10. NOTES PAYABLE


                                                                               May 31,
                                                                          1998          1997
                                                                       ----------    ----------
Note payable, bank, secured by
a certificate of deposit with
monthly payments of $1042 plus
interest at 9.5% due 1999                                              $   17,292    $   19,792
                                                                       ----------    ----------
                                                                       ----------    ----------


Future maturities of long-term debt are as follows:


                    Year ending May 31,
                    -------------------
                           1998                                        $   10,000    $   12,500
                           1999                                             7,292         7,292
                                                                       ----------    ----------
                                                                       $   17,292    $   19,792
                                                                       ----------    ----------
                                                                       ----------    ----------


11. INCOME TAXES

The components of the provision for income taxes for May 31, 1998 are as follows:


                                                          Federal        States        Total
                                                          -------        ------        -----
Current                                                 $   61,000     $   23,000    $   84,000


Less: Benefit from net operating loss
carry forward                                               11,000         -             11,000
                                                        ----------     ----------    ----------
                                                        $   50,000     $   23,000    $   73,000
                                                        ----------     ----------    ----------
                                                        ----------     ----------    ----------


12. COMMITMENTS

The Company is obligated under long-term, noncapitalized operating leases for its premises which expire December
31, 1998, June 30, 2001. October 31, 2001 and August
31, 2002. Annual lease payments, exclusive of property taxes and insurance are summarized as follows:


                    Year ending May 31,
                    -------------------
                           1999                                                      $  142,182
                           2000                                                         124,649
                           2001                                                         125,074
                           2002                                                          41,589
                                                                                     ----------
                                                                                     $  433,494
                                                                                     ----------
                                                                                     ----------


                            HOMELIFE, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. RELATED PARTY TRANSACTIONS

The Company has received a promissory note in the amount of $162,000 U.S Dollars from Homelife Securities, Inc. (a Canadian corporation). Homelife Securities, Inc. is 100% owned by a stockholder of Homelife, Inc. The promissory note arose from the acquisition of Homelife Realty U.S Partnership from Homelife Securities, Inc., a 99% owner of the now terminated partnership. The note was due December 31, 1997 and has been extended for one year to December 31, 1998.

In order to finance the purchase of the majority owned subsidiaries, The Keim Group LTD, and Guardian Home Warranty Company, a major stockholder advanced $130,432 to Homelife, Inc. The advance is non-interest bearing and due on demand.

In order to purchase the Canadian Corporation, Builders Realty, LTD, a major stockholder advanced $158,040 USD to the Company. The advancement is non-interest bearing and due on demand.

14. CONTINGENT LIABILITIES

In the purchase agreements for The Keim Group, LTD, Guardian Home Warranty Company, and Builders Realty, LTD, the Company issued stock as part of the purchase price. The value of the stock issued was set at $5.00 per share which was substantially over the current market value. The Company agreed that if the actual market value of the stock did not reach $5.00 per share within two years, for the stockholders of The Keim Group LTD and Guardian Home Warranty Company and within one year for the stockholders of Builders Realty, LTD, each stockholder would be issued either additional shares of HomeLife, Inc. stock or cash to complete the transaction.

The agreement for the stock subscription receivable provides for additional stock to be issued. The terms are for one year from the date of the agreement, the stock subscriber has the option to acquire up to 400,000 additional shares of common stock at $3.00 per share.

15. SUBSEQUENT EVENTS

Effective June 30, 1998, the Company sold the two notes receivable from Ward Enterprises totaling $374,500 to Equity Capital Group, Inc. for 75,000 shares of common stock in that company. The transaction will be valued at $375,000. A major stockholder of HomeLife, Inc. is also a stockholder in Equity Capital Group, Inc.

Board of Directors
HomeLife, Inc. and Subsidiaries



INDEPENDENT ACCOUNTANT'S REPORT ON ADDITIONAL INFORMATION
---------------------------------------------------------



Our report on our audit of the consolidated financial statements of HomeLife, Inc. for the years ended May 31, 1998 and 1997 and five months and year ended May 31, 1996 appears on page one. That audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supporting schedule of general and administrative expenses is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



Tarzana, California
June 29, 1998

                        HOMELIFE, INC. AND SUBSIDIARIES
          SUPPORTING SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES



                                                                               Five months
                                           Year ended        Year ended      and year ended
                                          May 31, 1998      May 31, 1997      May 31, 1996
                                          ------------      ------------      ------------
Accounting                                $     43,660      $     54,007                 -
Advertising                                     21,113            34,166                 -
Agent fees                                       2,952            11,863                 -
Amortization                                    34,123            50,195                 -
Artwork & Production                             3,642             8,366                 -
Automobile                                      18,256            35,693                 -
Bad debt                                             -            14,008                 -
Realtor Commissions                            645,303                 -                 -
Computer                                        37,038                 -                 -
Consulting                                           -           130,357                 -
Conversion                                      31,580            11,500                 -
Depreciation                                    34,632            32,091                 -
Dues & subscriptions                             8,695             3,891                 -
Employee welfare                                21,719            13,857                 -
Entertainment and meals                          4,079             5,188                 -
Equipment rental                                 3,998            20,223                 -
Inspection fees                                 38,078            29,655                 -
Insurance                                        6,528             7,008                 -
Licenses fees & permits                          3,909             3,800             5,716
Office                                          39,572            29,728               128
Outside service                                164,075             1,897                 -
Payroll taxes                                   62,895            54,246                 -
Postage                                         16,303            13,745                 -
Printing                                        21,700            24,276                 -
Professional fees                                4,678            33,639             5,000
Promotion                                       31,122             8,353                 -
Rent                                           108,559            98,193                 -
Repairs & maintenance                            6,769             7,980                 -
Salaries                                       404,575           241,573                 -
Taxes and licenses                               5,089            12,810                 -
Telephone                                       56,913            45,576                 -
Training                                        12,682            17,877                 -
Travel                                          24,224            26,113                 -
Utilities                                        4,019                 -                 -
Warranty claims                                 67,806            62,243                 -
                                          ------------      ------------      ------------
                                          $  1,990,286      $  1,144,117      $     10,844
                                          ------------      ------------      ------------
                                          ------------      ------------      ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS
OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY
SECURITIES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THE SHARES REFERRED TO HEREIN SHALL ONLY BE OFFERED UPON THE TERMS, PRICE, AND CONDITIONS SET FORTH IN A SUPPLEMENT PROSPECTUS FILED FROM TIME TO TIME.

                          --------------------------

                              TABLE OF CONTENTS

                                                              PAGE
Prospectus Summary                                               1
Risk Factors                                                     4
Dilution                                                         7
Use of Proceeds                                                  7
Dividend Policy                                                  7
Capitalization                                                   8
Selected Financial Data                                          9
Management's Discussion and Analysis of
 Financial Condition and Results of Operations                  10
Business of the Company                                         12
Management                                                      18
Employment and Related Agreements                               20
Certain Transactions                                            20
Principal Stockholders                                          21
Plan of Distribution                                            22
Description of Securities                                       22
Shares Eligible for Future Sale                                 25
Underwriting                                                    25
Legal Advisors                                                  25
Experts                                                         26
Additional Information                                          26
Index to Financial Statements                                  F-1

                          --------------------------

                      10,000,000 SHARES OF COMMON STOCK





                               HOMELIFE, INC.


                                 ----------

                                 PROSPECTUS

                                 ----------








                          --------------------------


                               OCTOBER 21, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  HOMELIFE, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In October 1995, the Company issued 1,037,859 shares of Common Stock to Stockholders of Management Dynamics, Inc. as consideration for the acquisition of Management Dynamics, Inc.

     In November 1995, the Company issued 81,692 shares of its Common Stock to 98 non-U.S. investors in consideration of payment of $326,768. This transaction was exempt from the registration provisions of the Act by virtue of Regulation S of the Act, as transactions by an issuer not involving any public offering and including non-U.S. residents.

     In January 1996, the Company issued 44,236 shares of its Common Stock to 38 investors for payment of $176,944. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act and Rule 504 of Regulation D, as transactions by an issuer not involving any public offering.

     In May 1996, 2,500,000 shares of Common Stock and 10,000 shares of Class A Preferred Stock was issued to Andrew Cimerman for the acquisition of HomeLife Realty Services, Inc. and HomeLife Realty Services, US Limited Partnership. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act as transactions by an issuer not involving any public offering.

     Also in May 1996, 21,250 shares of Common Stock were issued for consideration of $85,000 to The Charleston Group. This transaction was exempt from registration pursuant to Rule 504 of Regulation D of the Act as transactions by an issuer not involving any public offering.

     In August 1996, 46,662 shares of Common Stock were issued to the Stockholders of Keim Group Ltd. for the acquisition of Keim Group Ltd. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In January 1997, 70,000 shares of Common Stock were issued to S&S Acquisition Corp. for the acquisition of the assets of S&S Acquisition Corp. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In March 1997, the Company issued 13,933 shares of Common Stock for $24,999 to non-U.S. resident investors pursuant to Regulation S of the Act. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering and Regulation S of the Act as transactions involving non-U.S. investors.

     In June 1996, the Company issued 21,998 shares of Common Stock for $22,895 to an individual investor and fractional shares to Management Dynamics' former shareholders pursuant to Rule 504 of Regulation D of the Act as transactions by an issuer not involving any public offering.

     In July 1997, the Company issued 160 shares of Class AA Preferred Stock for the acquisition of tradenames and licensing agreements of Network Real Estate, Inc. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In August 1997, the Company issued 165 shares of Class AA Preferred Stock for $162,500 to 33 investors in a private offering pursuant to Regulation D of the Act. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In September 1997, the Company issued 645,095 shares of Common Stock to 83 investors who invested a total of $829,890 pursuant to Rule 504 of Regulation D of the Act. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In February 1998, the Company issued 36,000 shares of Common Stock to stockholders of Builders Realty Ltd. for the acquisition of Builders Realty Ltd. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving a public offering.

     In May 1998, the Company issued 300,000 shares of Common Stock to non-U.S. investors pursuant to Regulation S of the Act. These shares are in an escrow account in Vancouver, British Columbia, Canada pending delivery of the full consideration of $750,000. This transaction is exempt from registration provisions by virtue of section 4(2) of the Act, as transactions by an issuer not involving a public offering.

ITEM 27.  EXHIBITS

     EXHIBIT
     -------
     3.1      Articles of Incorporation of HomeLife, Inc., a Nevada corporation, dated October 9, 1995
     3.2      Certificate of Amendment of Articles of Incorporation of HomeLife,
              Inc., a Nevada corporation, dated July 2, 1997
     3.3      Certificate of Amendment of Articles of Incorporation of HomeLife
              Inc., a Nevada corporation, dated September 1, 1998
     3.4      Bylaws of HomeLife, Inc., dated October 10, 1995
     4.1      Certificate of Designated Class A Preferred Stock
     4.2      Certificate of Designated Class AA Preferred Stock
     5        Opinion of Horwitz & Beam
     10.1     Lease Agreement dated November 1, 1996 for the office located in
              Calgary, Alberta, Canada
     10.2     Lease Agreement dated September 1, 1997 for the office located in
              Airdrie, Alberta, Canada
     10.3     Sublease Agreement dated October 1, 1996 for the office located in
              Troy, Michigan
     10.4     Lease Agreement dated April 12, 1990 for the office located in
              Newport Beach, California
     10.5     First Addendum to Lease dated April 12, 1990 for the office located in Newport Beach, California
     10.6     Second Addendum to Lease dated July 8, 1993 for the property located in Newport Beach, California
     10.7     Third Addendum to Lease dated July 17, 1996 for the property located in Newport Beach, California
     10.8     Builder's Realty Stock Purchase Agreement dated February 27, 1998
     10.9     Agreement for Purchase of Network Real Estate, Inc. Licensing
              Agreements and Trademarks dated June 12, 1998
     10.10    Stock Purchase Agreement dated July 23, 1998


                                     II-2

     10.11    Asset Purchase Agreement dated January 16, 1997
     10.12    Option Agreement dated July 10, 1996
     10.13    Asset Purchase Agreement dated April 13, 1998
     10.14    Loan Purchase Agreement dated July 7, 1998
     10.15    Agreement and Plan of Acquisition dated April 15, 1996
     10.16    Agreement and Plan of Acquisition dated April 15, 1996
     10.17    Agreement with Western Pacific Investment Corp. dated June 10,
              1998
     24       Consent of Biller, Firth-Smith & Archibald, Certified Public
              Accountants
     28       Specimen of Common Stock Certificate of HomeLife, Inc.


ITEM 27.  UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on October 16, 1998.


                                       HOMELIFE, INC.

                                       BY:     /s/ ANDREW CIMERMAN
                                           -------------------------------------
                                           ANDREW CIMERMAN, PRESIDENT


                                POWER OF ATTORNEY

     Each person whose signature appears appoints Andrew Cimerman, in the alternative, as his agents and attorneys-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                            Title                             Date
         ---------                            -----                             ----


 /s/ Andrew Cimerman                 President                             October 16, 1698
-----------------------------
Andrew Cimerman

 /s/ Robert L. Cashman               Secretary, Treasurer, Director        October 16, 1998
-----------------------------
Robert L. Cashman

 /s/ Terry A. Lyles, Ph.D.           Director                              October 16, 1998
-----------------------------
Terry A. Lyles, Ph.D.

 /s/ F. Bryson Farrill               Director                              October 16, 1998
-----------------------------
F. Bryson Farrill

 /s/ Gabrielle Jeans                 Vice-President                        October 16, 1998
-----------------------------
Gabrielle Jeans

 /s/ Charles Goodson                 Vice-President                        October 16, 6998
-----------------------------
Charles Goodson


                                     II-4